Exhibit 10.12

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

confidential

Final Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NANO TERRA, INC.,

NT ACQUISITION, INC.,

SURFACE LOGIX, INC.,

AND

DION MADSEN, AS THE
STOCKHOLDER REPRESENTATIVE

April 8, 2011

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

i

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(continued)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(continued)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(continued)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(continued)

v

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Exhibits:

Exhibit A	Form of Letter of Transmittal
Exhibit B	Patent Rights Schedules:

Schedules

Schedule I	Most Recent Balance Sheet
Schedule II	Company Fees and Expenses
Schedule 1.10	Specified Liabilities as of December 31, 2010
Schedule 5.2(d)	Required Consents
Schedule 6.3(j)	Closing Date Set-Off Liabilities
Schedule 10	Company Knowledge Parties

Disclosure Schedule

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of April 8, 2011 by and among Nano Terra, Inc., a Delaware corporation (“Buyer”), NT Acquisition, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer (“Merger Sub”), Surface Logix, Inc., a Delaware corporation (the “Company”) and, solely for purposes of Sections 1.6, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13 and 4.11 and Articles VI, VII, VIII and XI Dion Madsen (the “Stockholder Representative”).

WHEREAS, the Boards of Directors of the Company, Merger Sub and Buyer deem it advisable and in the best interest of their respective companies and their respective stockholders to enter into this Agreement and the merger of Merger Sub with and into the Company under the terms of this Agreement and have approved and adopted this Agreement and such merger.

WHEREAS, as a condition to the closing of the transactions contemplated hereby, Collaborator will make an equity investment in Buyer and enter into a joint venture with Buyer to develop and commercialize certain assets of the Company.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained the Parties hereto agree as follows.

ARTICLE I
THE MERGER

1.1          The Merger.  Upon and subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into the Company at the Effective Time (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).  From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).  The Merger shall have the effects set forth in the DGCL.

1.2          Effective Time.  On the Closing Date, the Parties shall cause a certificate of merger (the “Certificate of Merger”) with respect to the Merger to be filed and recorded in accordance with the DGCL, and shall take all such further actions as may be required by Law to make the Merger effective.  The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as is specified in the Certificate of Merger (the “Effective Time,” and the date which includes the Effective Time, the “Effective Date”).

1.3          The Closing.  The Closing shall take place at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue at the Prudential Center, Boston, Massachusetts commencing at 10:00 a.m. local time on the date two (2) business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Section 5.2 or Section 5.3 which shall be delivered at Closing), or such other date as may be mutually agreeable to the Parties (the “Closing Date”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.4          Actions at the Closing.  At the Closing:

(a)           the Company shall deliver to Buyer and Merger Sub the various certificates, instruments and documents referred to in Section 5.2;

(b)           Buyer and Merger Sub shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

(c)           the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

(d)           Buyer shall cause the Surviving Corporation to pay all Company Debt in full to the holders thereof; and

(e)           Buyer shall pay the Closing Date Payment to the Stockholder Representative for distribution to the Company Securityholders in accordance with the provisions of this Agreement.

1.5          Additional Action.  The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or Merger Sub, as may be required in order to consummate the transactions contemplated by this Agreement.

1.6          Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a)           Each Company Share issued and outstanding immediately prior to the Effective Time (other than any Company Shares that are (1) owned beneficially by Buyer or Merger Sub, (2) Dissenting Shares or (3) held by the Company as treasury stock or otherwise owned beneficially by the Company) shall automatically be cancelled, extinguished and converted into and represent the right to receive, subject to Article VI, such portion of the Merger Consideration, after deduction of all applicable EPIP Payments, as is provided below in this Section 1.6 (without any interest thereon).

(b)           Each Company Share (i) issued and outstanding immediately prior to the Effective Time that is owned beneficially by Buyer or Merger Sub or (ii) that immediately prior to the Effective Time is held by the Company as treasury stock or otherwise owned beneficially by the Company, shall automatically be cancelled and retired and shall cease to exist without payment of any consideration therefor.

(c)           Each share of common stock, $.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one validly issued, fully paid and non-assessable share of common stock, $.001 par value per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d)           Following the Closing, the Stockholder Representative shall send each Company Stockholder a letter of transmittal in the form of Exhibit A hereto and instructions (in a

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

form reasonably acceptable to Buyer and the Surviving Corporation) for use in exchanging the certificate(s) representing such holder’s Company Shares (the “Certificates”) for the applicable portion of the Merger Consideration to be paid pursuant to this Section 1.6.

(e)           Upon surrender of any Certificates held by a Company Stockholder for cancellation, together with the letter of transmittal, (i) the holder of such Certificate shall be entitled to receive in exchange for the Company Shares formerly represented by such Certificate the portion of the Merger Consideration to which such holder is entitled under the provisions of this Section 1.6, and (ii) the Certificate so surrendered shall forthwith be canceled; provided that if any Certificate shall have been lost, stolen or destroyed, the holder thereof shall deliver to the Surviving Corporation an indemnity agreement and affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed (in form and substance reasonably satisfactory to the Surviving Corporation, but not requiring the posting of any bond or other security) (an “Indemnity Agreement and Affidavit of Loss”).

(f)            The Merger Consideration, after deduction of all applicable EPIP Payments and the Stockholder Representative Fund, (i) shall be allocated to the Company Securityholders by the Stockholder Representative in accordance with the provisions of the Company Certificate of Incorporation and the terms and conditions of this Agreement and except as otherwise provided in Section 1 .9(b), shall be paid by the Stockholder Representative to the applicable Company Securityholders promptly after receipt by the Stockholder Representative of such Merger Consideration from Buyer or the Surviving Corporation in accordance with the terms and conditions of this Agreement.

1.7          Dissenting Shares.

(a)           Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time (“Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration, but shall be converted into the right to receive from the Surviving Corporation the appraised value of such Dissenting Shares as determined in accordance with Section 262 of the DGCL.  If a holder of Dissenting Shares (a “Dissenting Stockholder”) fails to perfect, forfeits, withdraws or otherwise loses his, her or its right to appraisal of Dissenting Shares in accordance with DGCL, then, as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and such shares shall automatically be cancelled, extinguished and converted, as of the Effective Time, into and represent the right to receive the Merger Consideration payable in respect of such Company Shares pursuant to Section 1.6.

(b)           The Company shall give Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.  Buyer shall provide the Stockholder Representative prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Surviving Corporation or Buyer after the Closing.  The Company

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

shall not, except as required by Law or with the prior written consent of Buyer, make any payment with respect to any demands for appraisal of the Company Shares, offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with DGCL.

1.8          Options; Warrants and Withholding.

(a)           Each Option issued and outstanding immediately prior to the Effective Time shall, immediately prior to the Effective Time, be cancelled and extinguished without any payment therefor.

(b)           Each Warrant outstanding immediately prior to the Effective Time shall be assumed by Buyer.  From and after the Effective Time, each Warrant shall only be exercisable for the right to receive, in accordance with Section 1.6, a portion of the Merger Consideration provided for under Section 1.6 with respect to each such Warrant.  Such portion of the Merger Consideration shall be calculated to provide such holder with such consideration as a holder of the number of Company Shares issuable upon exercise of the Warrant would be entitled to receive under Section 1.6 and shall no longer represent the right to purchase Company Shares, or any other equity security of the Company, Buyer, the Surviving Corporation or any other Person or any other consideration.

(c)           The Company shall terminate all Company Stock Plans immediately prior to the Effective Time.  Prior to such termination, the Company (or the committee designated by the Company Stock Plans) shall take all necessary actions under the provisions of the Company Stock Plans and the Warrants to effectuate the matters contemplated by Sections 1.8(a), 1.8(b) and 1.9(a).

(d)           Buyer and/or the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement such amounts that Buyer is required to deduct and withhold with respect to the making of such payment under the Code, the Treasury regulations promulgated thereunder or any provision of state or local tax Law.  To the extent that amounts are so withheld by Buyer and/or the Surviving Corporation, as applicable, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the security in respect of which such deduction and withholding was made by Buyer.

1.9          Stockholder Representative.

(a)           The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the appointment of the Stockholder Representative.  Pursuant to such adoption and approval, the Stockholder Representative shall be authorized to act on behalf of the Company Securityholders (i) to make all decisions relating to the determination of the Actual Closing Date Payment, (ii) to make all decisions relating to the distribution of any amounts payable to Buyer or the Company Securityholders hereunder, including but not limited the allocation and distribution of the Merger Consideration to the Company Securityholders, (iii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Securityholders to consummate the transactions

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

contemplated hereby, or the defense and/or settlement of any claims for which the Company Securityholders may be required to indemnify Buyer or the Surviving Corporation pursuant to hereof, (iv) to give and receive all notices required to be given under the Agreement, to take all necessary or appropriate actions relating to the tax matters set forth in Section 4.11 hereof and (vi) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Securityholders by the terms of this Agreement, including under Articles VI, VII, VIII and XI.  The Stockholder Representative shall not be responsible to any Company Securityholder for any loss or damage any Company Securityholder may suffer by reason of the performance by the Stockholder Representative of its duties under this Agreement, other than loss or damage arising from willful misconduct or bad faith in the performance of the Stockholder Representative’s duties under this Agreement.  The Company Securityholders shall indemnify and hold harmless the Stockholder Representative from and against all liabilities, losses, costs, damages or expenses (including attorneys’ and accountants’ fees) reasonably incurred or suffered by the Stockholder Representative (including in connection with any action brought or otherwise initiated by any Company Securityholder) arising out of or otherwise resulting from any action taken or omitted to be taken by the Stockholder Representative under this Agreement, other than such liabilities, losses, costs, damages or expenses arising out of or resulting from the willful misconduct or bad faith of the Stockholder Representative.  The Stockholder Representative shall be entitled, but not limited, to such indemnification from the Stockholder Representative Fund before any distribution thereof to the Company Securityholders.

(b)           All payments of Merger Consideration payable hereunder to the Company Securityholders shall be paid by Buyer to the Stockholder Representative for distribution to the Company Securityholders in accordance with the terms and conditions of this Agreement and, upon receipt by the Stockholder Representative of such payments, such amounts shall be treated, for all purposes, as having been paid to the Company Securityholders.  Notwithstanding anything in this Agreement to the contrary, in light of the indemnification obligations of the Company Securityholders under Article VI, the Stockholder Representative shall have the right, in his sole discretion, to not distribute the Closing Date Payment and any other payments of Merger Consideration paid to the Stockholder Representative on or before the Indemnity Date to the Company Securityholders on or before the Indemnity Date and may further delay such distribution beyond the Indemnity Date to the extent that the Stockholder Representative determines that such funds may be needed to cover claims made under Section 6.2 on or before the Indemnity Date.

(c)           The Stockholder Representative may resign at any time by giving notice to Buyer, the Surviving Corporation and the Company Securityholders (at their addresses last known to the Stockholder Representative), which resignation shall be effective upon the designation of a successor, the acceptance of the designation by such successor and the giving of notice thereof to Buyer and the Surviving Corporation.  The Stockholder Representative may be removed or replaced only upon delivery of written notice to the Surviving Corporation by the Company Stockholders holding at least a majority of the combined voting power of the outstanding Company Shares as of immediately prior to the Effective Time.

(d)           The Stockholder Representative is authorized to act on behalf of the Company Securityholders notwithstanding any dispute or disagreement among the Company Securityholders.  In taking any actions as Stockholder Representative, the Stockholder

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Representative may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any Person he reasonably believes to be authorized thereunto.  The Stockholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Stockholder Representative shall not be liable to any Company Securityholders for anything done, omitted or suffered in good faith by the Stockholder Representative based on such advice, The Stockholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Stockholder Representative.

(e)           The Stockholder Representative shall retain up to $*** of the Closing Date Payment (the “Stockholder Representative Fund”), which Stockholder Representative Fund shall be maintained by the Stockholder Representative in a segregated account (the “Stockholder Representative Account”).  The Stockholder Representative may use the funds in the Stockholder Representative Account to pay the expenses incurred by the Stockholder Representative under the authorization granted in this Section 1.9.  Any Stockholder Representative Fund remaining after payment of all of the Stockholder Representative’s expenses following the determination by the Stockholder Representative that such funds are no longer necessary in connection with the performance of the Stockholder Representative’s obligations under this Agreement shall be distributed to the Company Securityholders in accordance with the provisions of the Company Certificate of Incorporation.  The Stockholder Representative shall hold, invest, reinvest and disburse the Stockholder Representative Account in trust for all of the Company Securityholders and the Stockholder Representative Account shall not be used for any other purpose and shall not be available to Buyer or the Surviving Corporation to satisfy any claims hereunder; provided, however, that that amount of the Stockholder Fund shall not reduce the amount of the Actual Closing Date Payment for purposes of Section 6.5(a).  Any expense, liability or obligation that the Stockholder Representative incurs or pays on behalf of a Company Securityholder or group of Company Securityholders shall be promptly reimbursed by the Company Securityholder(s) on whose behalf such expenses were paid.  In the event any Company Securityholder does not promptly reimburse the Stockholder Representative for any such expense, liability or obligation, the Stockholder Representative shall have the right to withhold and keep such amount from any payments to be made to such Company Securityholders hereunder.

1.10        Closing Date Payment.  The aggregate consideration to be paid by Buyer on the Closing Date (the “Closing Date Payment”) shall be equal to (i) $*** plus (ii) the amount of all cash and cash equivalents held by the Company on the Closing Date (including the amount of the Company’s security deposit under the Lease set forth in Section 2.12 of the Disclosure Schedule) (the “Closing Date Cash”), plus (iii) the amount of all operating expenses incurred by the Company from and after January 14, 2011, including without limitation payroll taxes (the “Reimbursable Operating Expenses”), minus (iv) the Specified Liabilities as of the close of business on December 31, 2010 as set forth in Schedule 1.10 to this Agreement.  The Closing Date Payments shall be subject to adjustment as set forth in Section 1.11.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.11        Estimated Closing Date Payment.

(a)           Closing Date Adjustment.  No later than two (2) business days before the Closing Date, the Company shall deliver to Buyer a balance sheet of the Company setting forth the projected (i) Closing Date Cash as of the close of business on the business day immediately preceding the Closing Date, and (ii) Reimbursable Operating Expenses, if any, as of the close of business on the business day immediately preceding the Closing Date and (iii) the Specified Liabilities as of the close of business on December 31, 2010 as set forth in Schedule 1.10 to this Agreement (the “Estimated Closing Date Balance Sheet”), together with a closing statement (the “Estimated Closing Statement”) setting forth the calculation of the Company’s good faith estimate of the Closing Date Payment (the “Estimated Closing Date Payment”).During such two day period prior to the Closing Date, Buyer shall have the opportunity to review and comment in good faith on the Estimated Closing Date Balance Sheet and Buyer and the Company shall use Reasonable Best Efforts to in good faith agree to a final Closing Date Payment.  Each amount included in the Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP, applied consistent with the Company’s past practice.  In connection with the foregoing, the Company has provided to Buyer copies of or access to, all books, records, receipts and other information and documentation reasonably necessary for Buyer to understand how the Company computed the Estimated Closing Date Payment.

(b)           Post-Closing Determination.  Within sixty (60) calendar days after the Closing Date, the Surviving Corporation will conduct a review of the Estimated Closing Date Balance Sheet as of the close of business on the business day immediately preceding the Closing Date and will prepare (or cause to be prepared) and deliver to the Stockholder Representative an unaudited statement (the “Closing Date Statement”) which sets forth the Surviving Corporation’s computation of the Closing Date Payment, which Closing Date Statement shall be prepared in the same manner as the Estimated Closing Date Balance Sheet.  Following the delivery of the Closing Date Statement, at the Stockholder Representative’s reasonable request, the Surviving Corporation will make available to the Stockholder Representative copies of all records and work papers used in preparing the Closing Date Statement.  If the Stockholder Representative disagrees with the Surviving Corporation’s computation of the Closing Date Payment or the items reflected on the Closing Date Statement, the Stockholder Representative may, within thirty (30) calendar days after receipt of the Closing Date Statement, deliver a written notice (an “Objection Notice”) on behalf of the former Company Securityholders setting forth the Stockholder Representative’s calculation of the Closing Date Payment and a detailed explanation for such disagreement.  To the extent not set forth in the Objection Notice, the Stockholder Representative and the Company Securityholders shall be deemed to have agreed with the Surviving Corporation’s calculation of all other items and amounts contained in the Closing Date Statement, except to the extent such items and amounts are directly affected by the items listed in the Objection Notice.  If the Stockholder Representative does not deliver an Objection Notice within such thirty (30) calendar day period, then the Closing Date Payment shall be deemed to be finally determined.  If the Stockholder Representative delivers an Objection Notice to the Surviving Corporation, the Stockholder Representative and the Surviving Corporation will use reasonable efforts to resolve any disagreement as to the computation of the Closing Date Payment as soon as practicable, but if they cannot reach a final resolution within thirty (30) calendar days after the Surviving Corporation has received the Objection Notice, the Surviving Corporation and the Stockholder Representative on behalf of the former Company

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Securityholders will jointly retain an independent accounting firm of recognized national standing (the “Selected Accountant”) to resolve their disagreement.  If the Surviving Corporation and the Stockholder Representative are unable to agree on the choice of the Selected Accountant, then the Selected Accountant will be an independent accounting firm of recognized national standing selected by lot (after excluding one firm designated by the Surviving Corporation and one firm designated by the Stockholder Representative).  The Surviving Corporation and the Stockholder Representative will direct the Selected Accountant to render a determination within thirty (30) calendar days of its retention and the Surviving Corporation and the Stockholder Representative will cooperate with the Selected Accountant during its engagement.  The Selected Accountant will consider only those items and amounts in the Closing Date Statement set forth in the Objection Notice which the Surviving Corporation and the Stockholder Representative are unable to resolve.  In resolving any disputed item, the Selected Accountant may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.  The Selected Accountant’s determination will be based on such review as the Selected Accountant deems necessary to make its determination.  The determination of the Closing Date Payment by the Selected Accountant will be conclusive and binding upon the Surviving Corporation and the Company Securityholders.  The Surviving Corporation and the Company Securityholders shall each bear fifty percent (50%) of the costs and expenses of the Selected Accountant.  The Closing Date Payment, as finally determined pursuant to this Section 1.11(b), is referred to herein as the “Actual Closing Date Payment.”

(c)           Payment of Closing Date Adjustment.

(i)            Payment by Buyer.  If (A) the Actual Closing Date Payment exceeds (B) the Closing Date Payment, Buyer shall, within five (5) business days after the determination of the Actual Closing Date Payment, pay to the Stockholder Representative an aggregate amount equal to such excess, together with interest on such excess from the Closing Date to and including the date of payment (the “Balance Sheet Excess”) at an interest rate equal to the “Prime Rate” as listed in The Wall Street Journal on the Closing Date (the “Prime Rate”).  Such payment shall be made by wire transfer or delivery of other immediately available funds in United States Dollars to the Stockholder Representative to an account designated by the Stockholder Representative.

(ii)           Payment By Stockholder Representative on behalf of the Company Securityholders.  If (A) the Actual Closing Date Payment is less than (B) the Closing Date Payment, then the Stockholder Representative shall pay to Buyer an aggregate amount equal to such shortfall, together with interest on such shortfall from the Closing Date to and including the date of payment (the “Shortfall”) at an interest rate equal to the Prime Rate.  The payment to Buyer shall be made in cash, by cashier’s or certified check, or by wire transfer of immediately available funds to an account designated by Buyer.  If the Closing Date Payment is insufficient to cover the Shortfall, the Buyer shall offset the amount by which the Shortfall exceeds the Closing Date Payment from any Program Payments pursuant to the Set-Off Right.

1.12        Program Specific Payments.  The aggregate consideration to be paid by Buyer with respect to each Program Asset Product shall be determined pursuant to Article VII (collectively, the “Program Payments”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.13        EPIP Payments.  From and after the Closing, the Stockholder Representative shall pay from the Merger Consideration all EPIP Payments in accordance with the EPIP.

1.14        Certificate of Incorporation and By-laws.

(a)           The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be amended so that such Certificate of Incorporation is identical to the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

(b)           The by-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the by-laws of Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

1.15        Directors and Officers.  The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of Merger Sub, in each case as in effect, each to serve until his or her earlier death, resignation or removal or until his or her respective successor is duly elected and qualified.  Each current director of the Company shall submit his or her resignation at the Closing to be effective at the Effective Time.

1.16        No Further Rights.  From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates formerly representing Company Shares shall cease to have any rights with respect thereto except as provided herein or by Law.

1.17        Closing of the Company Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and no further registration of transfers of Company Shares shall thereafter be made.  If after the Effective Time, certificates formerly representing Company Shares are presented to Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with Section 1.6, subject to applicable Law in the case of Dissenting Shares,

1.18        No Liability.  If, after the Closing, any Company Securityholder delivers to the Surviving Corporation one or more Certificates or Indemnity Agreements and Affidavits of Loss, then such Company Securityholder shall be entitled to receive the Merger Consideration to which such Company Securityholder is entitled pursuant to the terms of this Agreement.  To the fullest extent permitted by applicable Law, neither the Surviving Corporation nor Buyer shall be liable to any Company Securityholder for any Merger Consideration delivered in respect of such Company Shares to a public official pursuant to any abandoned property, escheat or other similar Law.

1.19        Warrant Exercise Payments.  From and after the Closing, the Buyer shall pay to the Stockholder Representative all Warrant Exercise Payments within ten (10) days after the receipt of such payments by Buyer or the Surviving Corporation,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer and Merger Sub as follows, and except as set forth in the Disclosure Schedule.  The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II; provided, that the disclosure in any section of the Disclosure Schedule shall qualify (a) the corresponding Section of this Agreement and (b) the other Sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections.  For purposes of Article VI, the representations and warranties set forth in Section 2.1 through Section 2.34 are referred to as the “Company Indemnity Representations and Warranties” and the representations and warranties set forth in Section 2.35 and Section 2.36 are referred to as the “Set-Off Representations and Warranties”.

2.1          Organization, Qualification and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  The Company is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification (and each such jurisdiction is set forth on Section 2.1 of the Disclosure Schedule), except where the failure to be so qualified, individually or in the aggregate, does not have, and would not reasonably be expected to result in, a Material Adverse Effect.  The Company has all requisite corporate power and authority to carry on its business as currently conducted and to own and use its properties and assets.  The Company has furnished to Buyer the Company Certificate of Incorporation and its by-laws, which are complete and accurate copies of its certificate of incorporation and by-laws.  The Company is not in default under or in violation of any provision of the Company Certificate of Incorporation or the by-laws of the Company.

2.2          Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists of (i) Seventy Eight Million Six Hundred Sixty Four Thousand Sixty Two (78,664,062) Common Shares, of which Five Million Two Hundred One Thousand Two Hundred Ninety Nine (5,201,299) are issued and outstanding, (ii) One Million Four Hundred Forty Seven Thousand (1,447,000) Series A Preferred Shares, all of which are issued and outstanding, (iii) Six Million Seven Hundred Seventy Seven Thousand Nine Hundred Ninety Two (6,777,992) Series B Preferred Shares, of which Six Million Seven Hundred Forty Six Thousand Sixty Six (6,746,066) are issued and outstanding (iv) Nine Million Two Hundred Seventy Nine Thousand Two Hundred Fifty Nine (9,279,259) Series C Preferred Shares, of which Nine Million Two Hundred Fifty Nine Thousand Two Hundred Fifty Nine (9,259,259) are issued and outstanding; (v) Four Million Four Hundred Forty Four Thousand Four Hundred Forty Five (4,444,445) Series C-1 Preferred Shares, all of which are issued and outstanding; (vi) Fourteen Million Eight Hundred Fourteen Thousand Eight Hundred Sixteen (14,814,816) Series D Preferred Shares, all of which are issued and outstanding and (vii) Twelve Million Four Hundred Forty Seven Thousand Three Hundred (12,447,300) Series E Preferred Shares, of which Eleven Million Two Hundred Fifty Seven Thousand Six Hundred Ninety Five (11,257,695) are issued and outstanding.  No Company Shares are held as treasury stock.  Other

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

than as set forth in the first sentence of this Section 2.2(a), no shares of capital stock of the Company are issued or outstanding.

(b)                                 Section 2.2(b) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the holders of Company Shares, showing the number of Company Shares held by each Company Stockholder and (with respect to the Preferred Shares) the number of Common Shares (if any) into which such Preferred Shares are convertible.  All of the issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all relevant securities Laws.

(c)                                  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company Certificate of Incorporation.

(d)                                 Section 2.2(d) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of:  (i) all Company Stock Plans, indicating for each Company Stock Plan the number of Common Shares issued to date under such Plan, the number of Common Shares subject to outstanding Options under such Plan and the number of Common Shares reserved for future issuance under such Plan; (ii) all holders of outstanding Options, indicating with respect to each Option the Company Stock Plan under which it was granted, the number of Common Shares subject to such Option, the exercise price and the date of grant and the vesting schedule (including any acceleration provisions with respect thereto); and all holders of outstanding Warrants, indicating with respect to each Warrant, the number and type of Company Shares subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof.  The Company has made available to Buyer complete and accurate copies of all Company Stock Plans and forms of all stock option agreements evidencing Options and all Warrants.

(e)                                  Except as set forth in this Section 2.2, as of the date hereof (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any Company Shares, any evidences of indebtedness or any assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Company Shares or any interest therein or to pay any dividend or to make any other distribution in respect thereof, (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company and (v) to the Knowledge of the Company, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings binding on or otherwise known to the Company with respect to any Company Shares, Options or Warrants.

(f)                                   Neither the execution or delivery by the Company of this Agreement, the performance of its obligations hereunder nor the consummation of the transactions contemplated by this Agreement (including the Merger) will give rise to or result in (with or without notice, lapse of time or both) any anti-dilution adjustment, acceleration of vesting or other change under or to any Company Shares, Option or Warrant.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.3                               Authorization of Transaction.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by the Company of this Agreement and, subject to obtaining the Requisite Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Merger Sub and Buyer, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other Laws affecting creditors’ rights generally from time to time in effect and to general equitable principles.

2.4                               Noncontravention.  Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution, delivery and performance by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated by this Agreement, will, with or without the giving of notice or the lapse of time or both, (a) violate any provision of the Company Certificate of Incorporation or the by-laws of the Company, require on the part of the Company any material notice to or filing with, or any material permit, authorization, consent or approval of, any Governmental Entity, (c) materially conflict with, result in a material breach of, constitute a material default under, result in the acceleration of any rights or obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement or material instrument to which the Company is a party or by which the Company is bound or to which any of their respective properties or assets is subject, (d) result in the imposition of any Security Interest upon any properties or assets of the Company or (e) violate in any material respect any Law applicable to the Company or any of its properties or assets.

2.5                               Subsidiaries.  The Company has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture, trust or other non-corporate business enterprise.

2.6                               Financial Statements.  The Company has made available to Buyer the Financial Statements.  The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments and do not include footnotes.

2.7                               Absence of Certain Changes.  Since the Most Recent Balance Sheet Date, there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect, (b) the Company has operated its businesses in all material respects in the Ordinary Course of Business; and (c) the Company has not taken any of the actions set forth in Section 4.5, except with respect to Sections 2.7(b) and 2.7(c) as set forth in Section 2.7 of the Disclosure Schedule.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.8                               Undisclosed Liabilities.  The Company does not have any liabilities (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.9                               Tax Matters.

(a)                                 (i) The Company has duly and timely filed all Tax Returns that it was required to file (taking into account permitted extensions), (ii) each such Tax Return is complete and correct in all material respects, and (iii) the Company has paid all Taxes for which it is liable, whether or not such Taxes are shown as owing on any such Tax Return.  The provision for Taxes due (as opposed to any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) in the Financial Statements as of December 31, 2009 and as of the most Recent Balance Sheet Date is sufficient for all unpaid Taxes through the date of the Most Recent Balance Sheet Date, being current Taxes not yet due and payable, of the Company as of such date, and the unpaid Taxes of the Company will not, as of the Closing Date, exceed such provision as adjusted to reflect to the ordinary operations of Company after the Most Recent Balance Sheet Date and through the Closing Date in accordance with the past customs and practice of Company in filing their Tax Returns.  Except for any amounts arising out of the transactions contemplated by this Agreement, the Company has withheld all Taxes it was required by Law to have withheld in connection with amounts paid or owing to any employee, former employee, creditor, independent contractor, shareholder, affiliate, customer, supplier or other third party and, to the extent required, has properly paid such Taxes to the appropriate Taxing Authority.

(b)                                 Section 2.9(b) of the Disclosure Schedule lists all Income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2005, indicates those Income Tax Returns and other Tax Returns for such taxable periods that have been audited, and indicates those Income Tax Returns and other Tax Returns of the Company for such taxable periods that currently are the subject of audit.  The Company has delivered to Buyer correct and complete copies of all filed Tax Returns, and all Tax examination or audit reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 2007.  No issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably would be expected to result in a proposed deficiency for any other period not so examined and no written notification has been received by the Company that any such audit or examination is pending.

(c)                                  The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.  The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

(d)                                 The Company is not a party to any Tax allocation or sharing agreement.

(e)                                  The Company has not been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, or unitary Tax Returns.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(f)                                   The Company is not, and was not during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.  The Company:  (i) has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (ii) is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes; (iii) is not required to make any adjustment under Section 481 of the Code after the Closing Date by reason of a change in accounting method; (iv) has not received any written ruling of a Taxing Authority related to Taxes or has entered into any written and legally binding agreement with a Taxing Authority relating to Taxes (including any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law)); (v) has no liability for Taxes of any person or entity other than the Company (A) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by agreement or (D) otherwise, for any taxable period for which the applicable statute of limitations is not closed; and has not participated in a “reportable transaction” within the meaning of Treasury regulations Section 1.6011-4(b) or a “potentially abusive tax shelter” within the meaning of Section 6112(b) of the Code.  The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) installment sale or open transaction made on or prior to the Closing Date or (B) prepaid amount received on or prior to the Closing Date.

(g)                                  The applications submitted by the Company with the Internal Revenue Service on or about July 19, 2010 (the “Applications”) requesting certification for qualified investments in a qualifying therapeutic discovery project under Section 48D of the Code (the “Program”) were true, accurate and complete in all material respects when submitted.  The Company has received a valid tax grant in an aggregate amount equal to $1,466,875.44 under the Program (the “Tax Grant”) and the Company has at all times acted in accordance with the terms of the Application and the Program in all material respects.

(h)                                 There are no pending audits, examinations, investigations or other Proceedings in respect of the Company or the Tax Returns of the Company, and, the Company has not received any communication in writing from any taxing authority which has caused or should reasonably have cause them to believe that an audit, examination, investigation or proceeding is forthcoming.  No deficiency for any Taxes has been proposed in writing against the Company, which deficiency has not been paid in full.

2.10                        Assets.  The Company has good title to, or a valid leasehold or license interest in, all of the properties and assets (tangible or intangible) purported to be owned or used by the Company that are material to the conduct of the Company’s business, free and clear of all Security Interests.

2.11                        Owned Real Property.  The Company does not own and has never previously owned any real property or buildings or other structures and has no options or contractual obligations to purchase or acquire any interest in real property.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.12                        Real Property Leases.

(a)                                 Section 2.12(a) of the Disclosure Schedule lists all Leases (including all modifications, extensions or amendments thereto) and lists the date of each Lease, the term (including the commencement and expiration dates) of such Lease, the premises demised thereunder, the names of the landlord and/or tenants, and the rent payable thereunder.  The Company has made available to Buyer complete and accurate copies of the Leases.

(b)                                 With respect to each Lease:

(i)                                     such Lease is legal, valid, binding and enforceable against the Company and, to the Knowledge of the Company, each other party thereto (in each case except to the extent enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency and other Laws affecting the rights of creditors, generally, and to general legal and equitable principles, including those relating to the priorities of documents) and in full force and effect;

(ii)                                  neither the Company nor, to the Knowledge of the Company, any other party, is in material breach or violation of, or default under, any such Lease, and to the Knowledge of the Company, no event has occurred or is pending, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default under such Lease;

(iii)                               there are no disputes or forbearance programs in effect as to such Lease;

(iv)                              except as set forth in Section 2.12(b)(iv) of the Disclosure Schedule, the Company has not assigned, sublet, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(v)                                 to the Knowledge of the Company, there are no Security Interests applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company of the property subject thereto;

(vi)                              except as set forth in Section 2.12(b)(iv) of the Disclosure Schedule, no security deposit is being held under any Lease and, to the Knowledge of the Company, no landlord or tenant under any Lease has exercised any option or right to cancel or terminate such Lease or shorten the term thereof, lease additional premises, reduce or relocate the premises or purchase any property;

(vii)                           the Company does not owe any brokerage commissions or finders’ fees with respect to any Lease or any renewal or extension thereof or the exercise of any right or option thereunder; and

(viii)                        none of the Company’s rights under any Lease will be subject to termination or modification as a result of the consummation of the transactions contemplated hereunder.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.13                        Proprietary Assets.  Section 2.13 of the Disclosure Schedule sets forth a complete list of the Registered Proprietary Assets existing as of the date of this Agreement.

2.14                        Rights to Proprietary Assets.  The Company owns all right, title and interest in the Owned Proprietary Assets, free and clear of all Security Interests, including the right to license or sublicense such Owned Proprietary Assets to a Third Party, and to its Knowledge is licensed to use and exploit, or otherwise possesses legally enforceable rights in, all Licensed Proprietary Assets held or used in the business of the Company as currently being conducted, including the right to license or sublicense such Licensed Proprietary Assets to a Third Party.  Except as set forth in Section 2.14 of the Disclosure Schedule, the Company has not developed jointly with any other Person any Owned Proprietary Assets with respect to which such other Person has any rights.  To the Knowledge of the Company, the Company Proprietary Assets constitute all of the Proprietary Assets necessary to enable the Company to conduct its business as now conducted.  Except as set forth in Section 2.14 of the Disclosure Schedule, the Company has not granted to any third party any right to use, license or otherwise exploit any material Company Proprietary Assets, whether or not currently exercisable.  To the Knowledge of the Company, the Company has the right to sell, lease, license or otherwise exploit those of its products and services that it is currently selling, leasing, licensing or exploiting, free from any royalty or other financial obligation with respect to third party Proprietary Assets.  To the Knowledge of the Company, there are no judgments, decrees or orders of any court or administrative agency affecting the Company Proprietary Assets or their use in the business of the Company as now conducted.

2.15                        Quality of Proprietary Assets.

(a)                                 All Owned Proprietary Assets consisting of patents, trademark registrations, copyright registrations or mask work registrations are, to the Knowledge of the Company, in full force and effect and have not been declared invalid or unenforceable by any court of competent jurisdiction, and all Owned Proprietary Assets consisting of patent applications, applications for registration of trademarks or copyrights are pending with the applicable Governmental Entity (collectively, the “Registered Proprietary Assets”).  Except as set forth in Section 2.15 of the Disclosure Schedule, none of the Registered Proprietary Assets is subject to any taxes, maintenance fees, responses to official actions or other actions falling due within 90 days of the date hereof.

(b)                                 The Company is in material compliance with the terms of all licenses and other agreements with third parties under which it has the right to use any Licensed Proprietary Assets.  To the Knowledge of the Company, all such agreements are in full force and effect, and, to the Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under any such agreements.

(c)                                  To the Knowledge of the Company, all third party licensees and sublicensees are in material compliance with the Third Party Licenses.  To the Knowledge of the Company, all Third Party Licenses are in full force and effect and are legally binding, and, to the Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under a Third Party License.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(d)                                 The Company is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, in material breach, violation or default of any Third Party Licenses, including any breach, violation or default that would constitute or permit termination, modification or acceleration under a Third Party License.

(e)                                  The rights of the Company to the Company Proprietary Assets will not be affected by the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

2.16                        Non Infringement.

(a)                                 To the Knowledge of the Company, the Company’s conduct of its business as it is being conducted, and its ownership and/or use of the Company Proprietary Assets, does not infringe upon, conflict with, misappropriate or otherwise violate any rights of any third party in any Proprietary Assets of such third party so as to materially prevent or interfere with the Surviving Corporation’s ability to conduct the Company’s business as it is being conducted.  The Company has received no written notice of, or, to the Knowledge of the Company, oral notice of, and, to the Knowledge of the Company, there are no claims, that the conduct of its business as of the date hereof or ownership and/or use of the Company Proprietary Assets infringe upon, conflict with, misappropriate or otherwise violate any rights of any third party in any Proprietary Assets of such third party, including without limitation any interferences, oppositions, cancellations or other contested proceedings.

(b)                                 To the Knowledge of the Company, no third party is engaging in conduct that infringes upon, conflicts with, misappropriates or otherwise violates the Company’s rights in the Company Proprietary Assets.

2.17                        No Limitations on Enforceability.  Except as set forth on Section 2.17 of the Disclosure Schedule, the Company has not entered into any agreements or licenses or created any security interests, leases, equities, claims, options, restrictions, rights of first refusal, title retention agreements, covenants not to compete or other exceptions to title (whether written or oral) which affect any of the Company Proprietary Assets which are material to the conduct of the Company’s business as it is being conducted on the date hereof.  The Company has not granted any licenses, immunities, covenants not to sue or other rights (whether written or oral) with respect to any of the Company Proprietary Assets which are material to the conduct of the Company’s business as it is being conducted on the date hereof which would provide a third party with a defense to patent or other intellectual property infringement proceedings, either domestic or foreign.

2.18                        Protection of Proprietary Assets.  The Company has taken commercially reasonable measures to maintain the confidentiality of all non-public Company Proprietary Assets, and all other information in the Company’s possession, the value of which to the Company is contingent upon maintenance of the confidentiality thereof.  Without limiting the generality of the foregoing, each current and former employee (including any officer or director who is or was an employee) of the Company, and each former and current individual who is a consultant or independent contractor to the Company who has had access to proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

information with respect to the Company, has entered into an agreement suitable to vest in the Company ownership rights to any inventions and works of authorship, invented, conceived, reduced to practice or authored during the term of such employee’s employment or such consultant’s or independent contractor’s work for the Company, does not have any ownership rights in any of the Company Proprietary Assets, and has entered into an agreement for maintaining the confidential information of the Company.  To the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of the Company Proprietary Assets by any current or former employee, officer, director or stockholder, nor by any current or former consultant or independent contractor to the Company.

2.19                        Contracts.

(a)                                 Section 2.19 of the Disclosure Schedule sets forth a list of all of the following contracts, commitments and other agreements (whether written or oral) in force as of the date hereof to which the Company is a party or by which the Company or any of the assets and properties of the Company are bound under which the Company has any ongoing right or obligation (collectively, the “Material Agreements”):

(i)                                     any (A) material agreement relating to the Company Proprietary Assets (other than any off-the-shelf license agreements, confidentiality agreements and assignment of invention or authorship agreements), (B) agreement granting a right of first refusal to or from the Company, or right of first offer or comparable right, to purchase any assets or properties of the Company, including Proprietary Assets, (C) agreement relating to a joint venture, partnership or other arrangement involving a sharing of profits, losses, costs or liabilities with another Person, or (D) agreement that individually requires aggregate expenditures or receipt by the Company in any one year of more than $50,000;

(ii)                                  any material agreement in which the Company is the purchaser of goods or services involving payments in any one year of more than $50,000;

(iii)                               any agreement with any member, stockholder, officer, manager or director of the Company, or with any Affiliate of any of such Persons;

(iv)                              any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money or any agreement of surety, guarantee or indemnification;

(v)                                 any agreement for the disposition of a material portion of the assets of the Company;

(vi)                              any agreement relating to the acquisition by the Company of (A) any operating business, (B) material assets outside the Ordinary Course of Business, or (C) the capital stock or other equity or debt of any other Person;

(vii)                           any agreement obligating the Company to register securities under the Securities Act;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(viii)                        any agreement that limits or restricts the Company from competing or engaging in any line of business, or in any geographic area or with any Person;

(ix)                              any interest rate, equity or other swap or derivative instrument;

(x)                                 any lease, sublease or other agreement under which the Company is lessor or lessee of any real or personal property;

(xi)                              any agreement requiring the payment to any Person of a contingent commission or fee other than in the Ordinary Course of Business;

(xii)                           all licenses, sublicenses, agreements, contracts, waivers, covenants not to sue, permissions, documents and other arrangements (whether written or oral) pursuant to which the Company is entitled to use or otherwise exploit any Licensed Proprietary Assets (other than any off-the-shelf license agreements, confidentiality agreements and assignment of invention or authorship agreements);

(xiii)                        all Third Party Licenses;

(xiv)                       any agreement concerning the establishment or operation of a partnership, joint venture, limited liability company or similar entity; and

(xv)                          any other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended.

(b)                                 The Company has made available to Buyer or its representative true and complete copies of all written Material Agreements and accurate summaries of all oral Material Agreements (and all written amendments or other modifications thereto and accurate summaries of all oral amendments or modifications thereto).  All of such Material Agreements are valid, in full force and effect and binding against the Company and, to the Knowledge of the Company, the other parties thereto in accordance with their respective terms.  The Company has paid in full all material amounts now due from it under all such Material Agreements, and has satisfied in all material respects or provided for all of its liabilities thereunder that are presently required to be satisfied or provided for.  None of the Company or, to the Knowledge of the Company, any other party thereto, is in material default of any of its obligations under any such Material Agreement, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder.

2.20                        Insurance.  Section 2.20 of the Disclosure Schedule lists (a) each insurance policy (including fire, theft, casualty, comprehensive general liability, workers’ compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) and fidelity bond to which the Company is a party or which otherwise insure the Company’s business or employees and (b) all pending claims and the claims history for the Company during the current year and the preceding three years (including with respect to insurance obtained but not currently maintained).  The insurance coverage provided by the policies listed on Section 2.20 of the Disclosure Schedule will not terminate or lapse by reason of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

the Merger or the other transactions contemplated by this Agreement.  Each policy listed on Section 2.20 of the Disclosure Schedule is in full force and effect, all premiums due thereunder have been paid when due and the Company has not received any written notice of cancellation or termination in respect of any such policy and is not in default under any such policy.  The Company has not received any written notice that any insurer under any insurance policy listed on Section 2.20 of the Disclosure Schedule is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.  The Company has not assigned, pledged or transferred any of its respective rights under any such insurance policy.

2.21                        Litigation; Orders.

(a)                                 As of the date of this Agreement, there is no Legal Proceeding which (i) is pending or to the Knowledge of the Company has been threatened against the Company and in which any adverse party claims damages that are in excess of $25,000 or injunctive relief against or specific performance by the Company or (ii) challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.  There are no material judgments, orders or decrees outstanding against the Company.

(b)                                 There have been no Orders entered, issued or rendered by any Governmental Entity to which the Company is subject.

2.22                        Employees.

(a)                                 Section 2.22 of the Disclosure Schedule contains a list of all current employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such Person.

(b)                                 The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  To the Knowledge of the Company, there has been no organizational effort made or threatened, either currently or since January 1, 2010, by or on behalf of any labor union with respect to employees of the Company.

2.23                        Employee Benefits.

(a)                                 Section 2.23(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans.  Complete and accurate copies of each Company Plan have been made available to Buyer, along with the following (if applicable) for each Company Plan:  the most recent determination or opinion letter; (ii) the most recent summary plan description and related summaries of material modifications; (iii) the most recent annual report (Form 5500 series) required to be filed, including accompanying schedules; and (iv) each trust agreement or other document relating to funding or payment of benefits under the Company Plans.  Each Company Plan has been administered in all material respects in accordance with its terms and the Company has in all material respects met its obligations with respect to each Company Plan and has made all contributions required to have been made thereto.  The Company and each Company Plan are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

ERISA), and the Company Plans are in compliance in all material respects with the applicable provisions of all other Laws applicable to such Company Plans.  All material filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.  No Company Plan has assets that include securities issued by the Company or any ERISA Affiliate.

(b)                                 All the Company Plans that are intended to be qualified under Section 401(a) of the Code and any trust agreement that is intended to be tax exempt have been determined to be qualified under Code Section 401(a) and exempt from taxation by the Internal Revenue Service, and each such Company Plan has received a current favorable determination letter from the Internal Revenue Service.  Each Company Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(c)                                  No Company Plan nor any Employee Benefit Plan sponsored by an ERISA Affiliate is subject to Section 412 of the Code or Title IV of ERISA.

(d)                                 At no time has the Company or an ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(e)                                  No Company Plan that is a welfare plan (whether subject to the provisions of ERISA or not) which provides health, medical, accident, sickness, workers’ compensation, disability, life insurance or death benefits provides any type of benefits after termination of employment (including retiree benefits), except for plans providing continuation coverage pursuant to the provisions of Section 4980B of the Code or other applicable Law, including insurance conversion privileges under state Law.  The obligations and liabilities under each welfare plan (whether subject to the provisions of ERISA or not) which provides health, medical, accident, sickness, workers’ compensation, disability, life insurance or death benefits are not underfunded or self-insured.

(f)                                   To the Knowledge of the Company, there are no actions, proceedings, Security Interests, suits or claims pending, threatened or claimed (other than routine claims for benefits) directly involving or against any of the Company Plans.

(g)                                  With respect to each Company Plan and to the Knowledge of the Company:  (i) there are no prohibited transactions in which the Company or any of its employees has been engaged that could subject the Company or any of its employees to a Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA, and (ii) neither the Company nor any of its employees has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject the Company or any of its employees to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

(h)                                 The Company has no commitment to create, modify, terminate or adopt any plan (including any Company Plan) that would result in any additional liability to the Company or Buyer (or Buyer’s Affiliates).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(i)                                     Section 2.23(i) of the Disclosure Schedule discloses each:  (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; and (ii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(j)                                    No “disqualified individual” (as such term is defined in treasury regulation section 1.280G-1) with respect to the Company will receive any “parachute payment” (as such term is defined in treasury regulation section 1.280G-1) as a result of or in connection with any transaction contemplated hereby, whether pursuant to a Company Plan or other individual agreement, that would (whether alone or in combination with any other action) be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no such “disqualified individual” is entitled to receive any additional payment from the Company in the event that the excise tax under Section 4999 of the Code is imposed on such individual.

(k)                                 There are no stock options outstanding that are not held by EPIP participants.  Each EPIP participant has consented, or prior to the Closing will have consented, in writing to the cancellation of his or her stock options, effective immediately prior to the Effective Date.

2.24                        Environmental Matters.

(a)                                 To the Knowledge of the Company, the Company is in compliance in all material respects with and has complied in all material respects with all applicable Environmental Laws and Environmental Permits.  There is no pending or, to the Knowledge of the Company, threatened administrative, judicial, civil or criminal litigation, written notice of violation or potential liability, action, suit, Order, claim, proceeding, or investigation, inquiry or information request by any Person, including any Governmental Entity, relating to any Environmental Law involving the Company or any real property presently or previously operated, leased or occupied by the Company.  To the Knowledge of the Company, the Company has no material liabilities or obligations arising from the presence, exposure of any Person to, or Release of any Materials of Environmental Concern into the environment.  The Company is not a party to or bound by any court order, administrative order, consent order or decree or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.  To the Knowledge of the Company, the Company has obtained and holds all required Environmental Permits.  Each such Environmental Permit will remain valid and effective after the Closing without any notice to or consent of any Governmental Entity.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)                                 There are no material environmental reports, investigations and audits in the possession of the Company relating to premises currently or previously leased, occupied or operated by the Company.

2.25                        Legal Compliance.  The Company has complied in all material respects with all Laws of any Governmental Entity applicable to its business, operations, properties, assets, products and services.  To the Knowledge of the Company, there is no existing Law, whether Federal, state, county or local, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business as currently conducted.

2.26                        Bank Accounts.  Section 2.26 of the Disclosure Schedule lists (a) all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company and (b) names of each Person holding powers of attorney or agency authority from the Company and a summary of the terms thereof.

2.27                        Suppliers.  Section 2.27 of the Disclosure Schedule sets forth a list of the ten (10) suppliers who accounted for the largest purchases by the Company during the last full fiscal year and the eleven month period ended November 30, 2010.  To the Knowledge of the Company, the Company has a reasonably good commercial working relationship with each supplier required to be listed on Section 2.27 of the Disclosure Schedule.  No such supplier has canceled or otherwise terminated, or, to the Knowledge of the Company, (a) threatened in writing to cancel or otherwise terminate, its relationship with the Company or (b) informed the Company that it will stop, or decrease the rate of supplying products to the Company.

2.28                        Permits.  The Company has all necessary Permits required to conduct its business as currently conducted (except any such Permits which the failure to obtain would not have a Material Adverse Effect) and the Company has been operating its business in compliance in all material respects with the terms of all such Permits.  Each Permit of the Company is valid and in full force and effect; the Company is in compliance with the terms of each such Permit in all material respects; and, no suspension or cancellation of such Permit is pending or, to the Knowledge of the Company, threatened.  No such Permit will be suspended, terminated, impaired, adversely modified or become terminable, in whole or in part, as a result of the Merger or the other transactions contemplated by this Agreement.

2.29                        Certain Business Relationships With Affiliates.  No Affiliate of the Company owns any property or right, tangible or intangible, which is used in the business of the Company or (b) has any pending or, to the Knowledge of the Company, threatened claim or cause of action against the Company.

2.30                        Brokers’ Fees.  No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finders’ fees or similar fees or commissions payable by the Company in connection herewith based on any agreement, arrangement or understanding with the Company or any action taken by or on behalf of the Company.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.31                        Books and Records.  The books of account, minute books, stock record books and other similar records of the Company thereof have been made available to Buyer prior to the execution of this Agreement.

2.32                        Company Debt; Company Fees and Expenses.  Section 2.32 of the Disclosure Schedule lists with respect to the Company as of the date hereof:  (a) any outstanding indebtedness for borrowed money (other than operating leases), (b) any obligations evidenced by bonds, debentures, notes or other similar instruments (other than those relating to operating leases), (c) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities (other than those relating to operating leases), and (d) any guaranty of any of the foregoing.  Section 2.32 of the Disclosure Schedule also sets forth a true and complete list (including all amendments, modifications and waivers) of each agreement to which the Company is currently a party in respect of any of the foregoing and the amount of Company Debt under each such agreement as of the date hereof.  All unpaid fees and expenses incurred by the Company as of the date hereof in connection with or related to the transactions contemplated by this Agreement are set forth on Schedule II.

2.33                        Board and Securityholder Approval.  The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Company Board Approval”) has duly (a) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders and declared the Merger is advisable, approved this Agreement and (c) recommended that the Company’s stockholders adopt this Agreement and directed that such matter be submitted for consideration of the Company’s stockholders.  The Requisite Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to approve the Merger.

2.34                        Clinical and Regulatory.

(a)                                 All clinical research undertaken by Company or on its behalf being conducted on the date hereof has been or is being conducted in compliance in all material respects with all applicable Laws, including the Federal Food, Drug, and Cosmetic Act, Good Clinical Practices, the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated from time to time thereunder, Title 21 of the Code of Federal Regulations, including Parts 50, 56 and 312 and any applicable foreign counterparts.

(b)                                 Neither the Company nor any of its employees, or to the Knowledge of the Company, contractors of the Company working on the Company’s clinical research, including the Clinical Trials set forth in Section 2.34 of the Disclosure Schedule, has ever been (i) debarred or voluntarily excluded or convicted of a crime for which a Person can be debarred under 21 U.S.C. § 335(a), as amended, or any equivalent thereof, in any country in which any clinical research has been or is being conducted (“§ 335(a)”) nor (ii) to the Knowledge of the Company, threatened to be debarred or voluntarily excluded or indicted for a crime or otherwise engaged in conduct for which a Person can be debarred under § 335(a), or subject to any governmental sanction that would impact the validity or integrity of any clinical research in any jurisdiction in which such clinical research has been or is being conducted, nor (iii) excluded from participation in any federally-funded health-care program.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.35                        Additional Environmental Matters.  No material Releases of Materials of Environmental Concern by the Company have occurred at, from, in, to, on, or under any Site, and, to the knowledge of the Company, no Materials of Environmental Concern are present in, on, about or migrating to or from any Site that could give rise to material liability under Environmental Laws or Environmental Permits to the Company.  Neither the Company nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Materials of Environmental Concern to any off-Site location which could result in a material liability under Environmental Laws or Environmental Permits to the Company.  The Company has not, either expressly or by operation of law, assumed or undertaken, or agreed to assume or undertake, responsibility for any liability or obligation of any other person or entity, arising under or relating to Environmental Laws, including but not limited to, any obligation for investigation, corrective or remedial action.  To the Knowledge of the Company there are no (A) underground storage tanks, active or abandoned, (B) polychlorinated biphenyl containing equipment, or (C) asbestos containing material at any real property owned presently or previously operated, leased or occupied by the Company that would give rise to material liability under Environmental Laws.

2.36                        Additional Non-Infringement Representation.  To the Knowledge of the Company the manufacture, use, sale, offer for sale, or importation of Program Asset Products in the form and for the use being developed by the Company, or the use of the Company’s Proprietary Assets related to the manufacture, use, sale, offer for sale, or importation of such Program Asset Products, does not and will not infringe upon, conflict with, misappropriate or otherwise violate any rights of any third party in any Proprietary Assets of such third party.  The Company has received no written notice of, or, to the Knowledge of the Company, oral notice of, and, to the Knowledge of the Company, there are no claims, that the manufacture, use, sale, offer for sale or importation of Program Asset Products in the form and for the use being developed by the Company, do or will infringe upon, conflict with, misappropriate or otherwise violate any rights of any third party in any Proprietary Assets of such third party, including without limitation any interferences, oppositions, cancellations or other contested proceedings.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER
AND MERGER SUB

Buyer and Merger Sub represent and warrant to the Company as follows:

3.1                               Organization and Corporate Power.  Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation.  Each of Buyer and Merger Sub has all requisite corporate power and authority to carry on its business as currently conducted and to own and use its properties and assets.

3.2                               Authorization of Transaction.  Each of Buyer and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.  The execution, delivery and performance by Buyer and Merger Sub of this Agreement and the consummation by Buyer and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

corporate action on the part of Buyer and Merger Sub, respectively.  This Agreement has been duly and validly executed and delivered by Buyer and Merger Sub and, assuming the due authorization, execution and delivery hereof and thereof of by the Company, constitutes a valid and binding obligation of each of Buyer and Merger Sub, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other Laws affecting creditors’ rights generally from time to time in effect and to general equitable principles.

3.3                               Noncontravention.  Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution, delivery and performance by Buyer or Merger Sub of this Agreement or, nor the consummation by Buyer or Merger Sub of the transactions contemplated hereby or thereby, will, with or without the giving of notice or the lapse of time or both, violate any provision of the charter or by-laws of Buyer or Merger Sub, (b) require on the part of Buyer or Merger Sub any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) materially conflict with, result in a material breach of, constitute a material default under, result in the acceleration of any rights or obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement or material instrument to which Buyer or Merger Sub is a party or by which either is bound or to which any of their respective properties or assets are subject, or (d) violate in any material respect any Law applicable to Buyer or Merger Sub or any of their properties or assets.

3.4                               Brokers’ Fees.  No broker, finder, agent or similar intermediary has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Buyer or any action taken by or on behalf of Buyer.

3.5                               Interim Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted no operations except in connection with the transactions contemplated hereby.

ARTICLE IV
COVENANTS

4.1                               Closing Efforts.  Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that its representations and warranties remain true and correct in all material respects through the Closing Date.

4.2                               Governmental and Third-Party Notices and Consents.

(a)                                 Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, Permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

(b)                                 The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required for the consummation of the Merger and the other transactions contemplated by this Agreement.

4.3                               Stockholder Approval.  The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the DGCL and the Company Certificate of Incorporation and by-laws.  The Company shall, through its board of directors, recommend to its stockholders the adoption of this Agreement and the approval of the Merger at the Company’s stockholders’ meeting or by written consent, as the case may be.  If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall promptly send, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the DGCL (which notice shall include a copy of such Section 262) and shall inform Buyer on the date on which such notice is sent.

4.4                               Operation of Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall:

(a)                                 conduct its operations in the Ordinary Course of Business and in compliance with all applicable Laws;

(b)                                 use Reasonable Best Efforts to preserve intact its current business organization and keep its physical assets in good working condition (reasonable wear and tear excepted); and

(c)                                  use Reasonable Best Efforts to keep available the services of its current officers and employees and preserve its relationships with suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

4.5                               Negative Covenants.  Except as set forth in Section 4.5 of the Disclosure Schedule and as contemplated by this Agreement, prior to the Closing, the Company shall not, without the prior written consent of Buyer, directly or indirectly:

(a)                                 authorize, issue or sell or propose to authorize, issue or sell any stock, options, warrants or other securities of the Company or grant or propose to grant any option or issue any warrant to purchase or subscribe for any of such securities or issue or propose to issue any securities convertible into such securities (except pursuant to the conversion or exercise of the Preferred Shares, Options or Warrants outstanding on the date hereof), or amend or propose to amend any of the terms of (including the vesting of) any Options, Warrants or restricted stock

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

agreements, provided, however, that the Company shall be permitted to accelerate the vesting of any Options;

(b)                                 declare, set aside or pay any dividend or distribution with respect to any Company Shares or purchase, redeem or otherwise acquire or modify the terms of any Company Shares or split, combine or reclassify any of the Company’s securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, the Company’s securities;

(c)                                  create, incur or assume any item that would be required to be listed on Section 2.32 of the Disclosure Schedule or create, incur, assume, pay, discharge or settle any other obligation or liability (absolute or contingent), except for liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business;

(d)                                 mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest other than in the Ordinary Course of Business;

(e)                                  acquire, sell, transfer, lease, license or dispose of any assets or property, other than purchases and sales of assets in accordance with agreements which are in effect on the date hereof and listed on Section 2.14 of the Disclosure Schedule, except for a license to PanOptica, Inc. with respect to one or more Rho-associated kinase compounds limited to the field of Ophthalmology the terms of which shall be subject to Buyer’s prior approval;

(f)                                   discharge or satisfy any Security Interest or pay any material obligation or liability other than in the Ordinary Course of Business;

(g)                                  amend its charter, by-laws or other organizational documents;

(h)                                 merge or consolidate with or into any other Person, or purchase a substantial equity interest in or substantially all of the assets of, or otherwise acquire any assets or business of any other Person or otherwise acquire or agree to acquire any material amount of assets;

(i)                                     create any subsidiary or enter into any joint venture;

(j)                                    (i) change the compensation or benefits payable to any officer, director, employee, agent or consultant, other than in accordance with any existing agreement; (ii) enter into, adopt or amend any employment, severance or other agreement with any officer, director, employee, agent or consultant of the Company; or (iii) adopt, amend or terminate any Company Plans listed in Section 2.23(a) of the Disclosure Schedule, except, in each case, as required by Law or in accordance with existing agreements;

(k)                                 change its accounting methods, principles or practices (including increase any reserves or adopt any new reserves), except insofar as may be required by a generally applicable change in GAAP;

(l)                                     make, revoke or change any material Tax election, adopt or change any Tax accounting method or period, file any amended Tax Return, settle or compromise any Tax

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

claim or assessment, fail to file any Tax Return or pay any Taxes when due, fail to comply with the terms and conditions of the Application, the Tax Grant and Program, or modify the Tax Grant or Application;

(m)                             institute or settle any Legal Proceeding (other than in connection with the collection of any past due accounts receivable in the Ordinary Course of Business);

(n)                                 materially modify, amend, alter or terminate any agreement listed in Section 2.19 of the Disclosure Schedule or enter into any agreement that would be required to be listed in Section 2.19 of the Disclosure Schedule if such agreement had been entered into prior to the date hereof;

(o)                                 exercise any option under any Lease or amend, extend or terminate any Lease or not perform all covenants and obligations under the Leases;

(p)                                 acquire any interest in real property;

(q)                                 make or agree to make any new capital expenditure or expenditures;

(r)                                    terminate, amend or fail to renew any existing insurance coverage;

(s)                                   take any action with the intention that such action would cause any of the conditions to the Merger or the Closing to not be satisfied; or

(t)                                    agree in writing or otherwise to take any of the foregoing actions.

Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time.  Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

4.6                               Access to Management, Properties and Records.  From the date hereof until the Closing Date, the Company shall afford the officers, attorneys, accountants and other authorized representatives of Buyer reasonable access upon reasonable notice and during normal business hours (and in a manner so as not to interfere with the normal business operations of the Company’s business) to all management personnel, offices, properties, books and records of the Company, so that Buyer may have the opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company, and Buyer shall be permitted to make abstracts from, or copies of, all such books and records.  The Company shall furnish to Buyer such financial and operating data and other information as to the business of the Company as Buyer shall reasonably request.

4.7                               Notice of Breaches; Update to Disclosure Schedule.  From the date of this Agreement until the Closing, the Company shall promptly deliver to Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing.  No such supplemental information or any information obtained by

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Buyer or Merger Sub pursuant to Section 4,7 shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

4.8                               Confidentiality.  The Company will continue to furnish Buyer with certain information which is either non-public, confidential or proprietary in nature and which (a) is not already known to Persons other than the Company, its representatives and third parties which have entered into written non-disclosure agreements with the Company and (b) has not been independently developed by Buyer.  All such information furnished to Buyer, its directors, officers, employees, agents or representatives, including attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively “Representatives”), by the Company or any of its respective Representatives, and all analyses, compilations, data, studies or other documents prepared by Buyer or its Representatives containing or based in whole or in part on any such furnished information or reflecting Buyer’s review of, or interest in, the Company shall be subject to the Section 10 of the Letter of Intent dated as of December 8, 2010 between Buyer and the Company (the “Confidentiality Agreement”).

4.9                               Expenses.  Except as set forth in Article VI, each of the Parties shall bear its own costs and expenses, including legal, broker and accounting expenses incurred in connection with this Agreement and the transactions contemplated hereby.  All transfer, excise, documentary, sales, use, stamp, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable law, the Securityholders will join in the execution of any such tax returns and other documentation.

4.10                        No Solicitation.  From the date hereof through the Closing, the Company shall not, and shall not permit its officers, directors or employees to, directly or indirectly, encourage, solicit, or respond to any inquiries or proposals, participate in or initiate or continue discussions or negotiations with, or provide any information to, any Person (other than Buyer, Merger Sub or any of their respective Affiliates or Representatives) concerning any merger, consolidation, business combination, sale of assets, sale of shares of capital stock or similar transactions involving the Company or any business unit thereof or any other transaction the consummation of which would reasonably be expected to impair, prevent or delay the Merger (any such transaction, an “Alternate Transaction”).  The Company will promptly (and, in any event, within 48 hours of receipt of any proposal or inquiry) notify Buyer in writing of any proposals or inquiries received by the Company or any of its officers, directors, employees and Representatives concerning any Alternate Transaction (which notice shall include the identity of the Person making such proposal or inquiry and the material terms of such proposal or inquiry).  The Company and its officers, directors, employees and Representatives shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties (other than with Buyer and its Representatives) regarding any Alternate Transaction.

4.11                        Tax Matters.  The following provisions shall govern the allocation between the Buyer and the Company, on the one hand, and the Stockholder Representative, on the other hand, of responsibility for certain Tax matters following the Closing Date:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(a)                                 Buyer and the Company shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns for Company (i) for all Tax periods ending on or before the Closing Date (the “Pre-Closing Periods”) which are due after the Closing Date and (ii) for all Tax periods that begin before the Closing Date and end after the Closing Date (the “Straddle Periods”).  Such Tax Returns shall be prepared in a manner consistent with past practices.  Such Tax Returns shall be provided to the Stockholder Representative for the Stockholder Representative’s review and comment not later than forty (40) days before the due date for filing such Tax Returns (including extensions).  If Stockholder Representative does not provide the Buyer with a written description of the items in the Tax Returns that it intends to dispute within fifteen (15) days following the delivery to it of such documents, it shall be deemed to have accepted and agreed to such documents in the form provided.  Buyer and Stockholder Representative agree to consult with each other and to resolve in good faith any timely-raised issue arising as a result of the review of such Tax Returns to permit the filing of such Tax Returns as promptly as possible.  In the event the parties are unable to resolve any dispute within ten (10) days following the delivery of written notice by Stockholder Representative of such dispute, such dispute shall be submitted to the Selected Accountant to resolve any issue in dispute with instructions to provide a resolution at least five (5) Business Days before the due date of such Tax Return, in order that such Tax Return may be timely filed.  The Selected Accountant shall make a determination with respect to any disputed issue.  The Company Securityholders and Buyer shall each bear one-half of the Selected Accountant costs and expenses and the determination of the Selected Accountant shall be binding on all parties.  Company Securityholders shall pay any Pre-Closing Taxes on or before the due date for such Taxes, and, to the extent Buyer or the Company (or its affiliates) has paid any such Taxes, Company Securityholders shall reimburse Buyer for such Taxes in accordance with the provisions of Article VI, with respect to all such periods, within five (5) days after payment by Buyer or the Company (or its affiliates) of such Taxes.  “Pre-Closing Taxes” means any Taxes of the Company attributable to Pre-Closing Tax Periods and any Taxes of the Company attributable to the portion of any Straddle Period ending at the end of the Closing Date.  In the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be equal to (x) in the case of the Taxes other than Taxes based upon or related to income or receipts, the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and (y) in the case of any Tax based upon or related to income or receipts, the amount which would be payable if the relevant taxable period ended on the Closing Date.

(b)                                 Each of Buyer, Company and the Stockholder Representative shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation, or other proceeding with respect to Taxes of Company.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to the preparation of any such Tax Return or to any such audit, litigation, or other proceeding.

(c)                                  Buyer and the Company shall not amend any Tax Return of the Company for any Pre-Closing Period, or file a claim for refund of Taxes attributable to a Pre-Closing

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Period, without the Stockholder Representative’s consent (which consent shall not be unreasonably withheld or delayed).

4.12                        Diligence.  Buyer or the Surviving Corporation shall develop each Program Asset Product in accordance with Article VIII.

4.13                        Indemnification.  Buyer shall not, for a period of three years after the Closing, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Company Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing.  At or prior to Closing, the Company may purchase a tail policy extending the coverage of the Company’s directors’ and officers’ liability insurance policy (the “D&O Insurance”) for a period of one year following the Closing Date with respect to events occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby, to the extent that such acts or omissions are covered by the D&O Insurance), which D&O Insurance shall be fully paid at Closing and require no subsequent premium or other payments by the Surviving Corporation.

Buyer shall not take any action to cause the D&O Insurance to cease to be in full force and effect.

ARTICLE V
CONDITIONS TO CONSUMMATION OF MERGER

5.1                               Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a)                                 this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

(b)                                 no judgment, order, decree, stipulation or injunction shall be in effect that would, and no Legal Proceeding shall be pending by any Governmental Entity that would reasonably be expected to, (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Material Adverse Effect.

5.2                               Conditions to Obligations of Buyer and Merger Sub.  The obligation of each of Buyer and Merger Sub to consummate the Merger is subject to the satisfaction (or waiver by Buyer) of the following additional conditions:

(a)                                 each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as if made anew at and as of that time, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such date;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)                                 the Company shall have performed or complied, in all material respects, with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)                                  the Company shall have delivered to Buyer and Merger Sub a certificate signed by its President or Chief Financial Officer to the effect that each of the conditions specified in Sections 5.1(a), 5.2(a) and 5.2(b) are satisfied in all respects;

(d)                                 the Company shall have obtained at its own expense (and as part of the Company Fees and Expenses) (and shall have provided copies thereof to Buyer) all of the waivers, Permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Schedule 5.2(d), each of which shall be in form and substance reasonably satisfactory to Buyer and shall be in full force and effect.

(e)                                  Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company (other than any such resignations which Buyer designates, by written notice to the Company, as unnecessary);

(f)                                   Company Stockholders holding shares representing at least 85% of the combined voting power of the Common Shares and the Preferred Shares shall have approved the adoption of this Agreement and the approval of the Merger;

(g)                                  since the Most Recent Balance Sheet Date, there shall not have been any event, occurrence or development that has caused, or would reasonably be expected to result in, a Material Adverse Effect;

(h)                                 the Company’s total liabilities as set forth on the Estimated Closing Date Balance Sheet shall not exceed the sum of (i) the Closing Date Cash and (ii) the Reimbursable Operating Expenses by more than One Million Five Hundred Thousand Dollars ($1,500,000);

(i)                                     the Company shall have delivered to Merger Sub a copy of the resolutions of (i) the Board of Directors of the Company declaring this Agreement and the Merger to be advisable and in the best interest of the Company and the Company Stockholders, approving and adopting this Agreement and the Merger and recommending the adoption of this Agreement and the approval of the Merger to the Company Stockholders; and (ii) the Company Stockholders adopting this Agreement and approving of the Merger, in each case, certified as of the Closing Date by the Secretary or any Assistant Secretary of the Company to such effect;

(j)                                    Buyer shall have consummated a transaction in which Collaborator makes an equity investment in the Company on terms acceptable to Buyer;

(k)                                 Buyer and Collaborator shall have entered into a collaboration agreement to develop each Program Asset Product (the “Collaboration Agreement”);

(l)                                     Buyer shall have received a payoff letter or other evidence in form and substance reasonably satisfactory to Buyer that all Security Interests (including any Security Interests listed in Section 2.10 of the Disclosure Schedule) on the assets and properties of the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Company have been released or will be released at the time of the repayment in full of the Company Debt that is to be repaid immediately after Closing; and

(m)                             the Company shall have delivered to Buyer a duly completed and executed certification pursuant to Section 1.897-2(h) of the Treasury regulations certifying that an interest in the Company is not a United States real property interest.

5.3                               Conditions to Obligations of the Company.  The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a)                                 each of the representations and warranties of Buyer and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as if made anew at and as of that time, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such date;

(b)                                 each of Buyer and Merger Sub shall have performed or complied, in all material respects, with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing; and

(c)                                  Buyer and Merger Sub shall have delivered to the Company a certificate signed by its President or Chief Financial Officer to the effect that each of the conditions specified in Sections 5.3(a) and 5.3(b) are satisfied in all respects.

ARTICLE VI
INDEMNIFICATION

6.1                               Survival.  Notwithstanding any right of any Party to fully investigate the affairs of any other Party, each Party has the right to rely fully upon the representations, warranties, covenants and agreements of each other Party in this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 6.6 and Section 6.7.

6.2                               Obligation of the Company Securityholders to Indemnify.  After the Effective Time, the Company Securityholders shall, subject to the limitations set forth in Section 6.6, severally but not jointly, indemnify and hold harmless Buyer and Merger Sub (and their respective stockholders, directors, officers, employees, agents, affiliates, representatives and assigns) from and against any and all losses, liabilities, damages, claims (including governmental and third party claims), actions, suits, proceedings, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any Governmental Entity and reasonable attorneys’ and other professional fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing (collectively, “Damages”), based upon, arising out of or otherwise in respect of the following:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(a)                                 any inaccuracy in or breach of any of the Company Indemnity Representations and Warranties,

(b)                                 any failure to perform or other breach of any covenant or agreement of the Company or the Stockholder Representative contained in this Agreement,

(c)                                  any rights or claims under Section 262 of the DGCL by a Company Stockholder (including any payments made in accordance with Section 262 of the DGCL in a judicially determined or privately settled amount to dissenting Company Stockholders in excess of the applicable portion of the Merger Consideration payable to such Company Stockholders under this Agreement, and, in the case of a privately settled amount, consented to by the Stockholder Representative) (which consent shall not be unreasonably withheld or delayed)),

(d)                                 any Pre-Closing Taxes or any Taxes attributable to the consummation of the transactions contemplated by this Agreement (including Transfer Taxes), except for Transfer Taxes for which the Buyer is responsible as set forth in Section 4.9 and except to the extent such Taxes were specifically included in the definition of Specified Liabilities, and

(e)                                  any claim made with respect to the allocation and distribution of the Merger Consideration to the Company Securityholders.

6.3                               Buyer’s Right of Set-Off.  After the Effective Time, subject to the limitations set forth in Section 6.7 and without duplication of any amounts for which Buyer may have been indemnified pursuant to Section 6.2 or which are set-off pursuant to another provision of this Section 6.3, upon notice to the Stockholder Representative specifying in reasonable detail the basis therefor (the “Set-Off Notice”), Buyer may withhold and set off any amount to which it may be entitled under this Article VI, or otherwise pursuant to this Agreement, against any Program Payments (the “Set-Off Right”) any Damages based upon, arising out of or otherwise in respect of the following:

(a)                                 any inaccuracy in or breach of any of the Company Indemnity Representations and Warranties,

(b)                                 any inaccuracy in or breach of any of the Set-Off Representations and Warranties,

(c)                                  any failure to perform or other breach of any covenant or agreement of the Company or the Stockholder Representative contained in this Agreement,

(d)                                 any rights or claims under Section 262 of the DGCL by a Company Stockholder (including any payments made in accordance with Section 262 of the DGCL in a judicially determined or privately settled amount to dissenting Company Stockholders in excess of the applicable portion of the Merger Consideration payable to such Company Stockholders under this Agreement, and, in the case of a privately settled amount, consented to by the Stockholder Representative) (which consent shall not be unreasonably withheld or delayed)),

(e)                                  any Pre-Closing Taxes or any Taxes attributable to the consummation of the transactions contemplated by this Agreement (including Transfer Taxes), except for Transfer

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Taxes for which the Buyer is responsible as set forth in Section 4.9 and except to the extent such Taxes were specifically included in the definition of Specified Liabilities as of the close of business on December 31, 2010 as set forth in Schedule 1.10 to this Agreement,

(f)                                   any claim made with respect to the allocation and distribution of the Merger Consideration to the Company Securityholders,

(g)                                  any inaccuracy or breach of Section 2.24 (Environmental Matters) read without regard and without giving effect to any “Knowledge”, “materiality” or “Material Adverse Effect” standard or qualification contained in such representation or warranty,

(h)                                 any liabilities arising under the Company’s lease at 50 Soldiers Field Place on or prior to the Closing Date;

(i)                                     any acts or omissions of Company or any of its Affiliates, agents, consultants, contractors or other Third Parties, in connection with, and any claim for death, or bodily injury, or relating to product liability arising from, the research, development, manufacture, use, distribution, sale or commercialization of any Program Asset Product compound, pharmaceutical product, diagnostic product, or any other assay or product prior to the Effective Date, and also with respect to any Program Asset Product that reverts to an entity designated by the Stockholder Representative under Section 8.5 or 8.7, following any such reversion, and

(j)                                    any liabilities of the Company in existence on the Closing Date with respect to the matters set forth on Schedule 6.3(j) and any other liabilities of the Company (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) in existence on the Closing Date, including liabilities which have arisen in the Ordinary Course of Business, to the extent that such liabilities, individually or in the aggregate exceed $25,000, except for liabilities (i) shown on the Most Recent Balance Sheet or specifically included in the definition of Specified Liabilities as of the close of business on December 31, 2010 as set forth in Schedule 1.10 to this Agreement.

6.4                               Obligation of Buyer and Merger Sub to Indemnify.  After the Effective Time, Buyer shall indemnify and hold harmless the Company Securityholders (and their respective stockholders, directors, officers, employees, agents, affiliates, representatives and assigns) from and against any Damages based upon, arising out of or otherwise in respect of (a) any inaccuracy in or breach of any representation or warranty of Buyer or Merger Sub contained in this Agreement, or (b) any failure to perform or other breach of any covenant or agreement of Buyer or Merger Sub contained in this Agreement.

6.5                               Sources of Recovery; Interest.

(a)                                 The sole source of recovery for claims for indemnification by Buyer under this Agreement shall be (i) in the case of claims made pursuant to Section 6.2 and subject to the limitations in Section 6,6, an amount in cash equal to the Actual Closing Date Payment plus any Program Payments paid by Buyer to the Stockholder Representative on or before the Indemnity Date and (ii) in the case of amounts set-off pursuant to Section 6.3 and subject to the limitations in Section 6.7, Program Payments not yet paid by Buyer under the terms and conditions of this

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Agreement.  For the avoidance of doubt, the Buyer shall have the right to recover Damages from the Stockholder Representative under Section 6.2 solely with respect to claims made on or before the Indemnity Date.  Buyer’s sole source of recovery for any claims for indemnification made under this Article VI from and after the Indemnity Date shall be to exercise the Set-Off Right against any and all Program Payments made after the Indemnity Date.

(b)                                 The exercise of the Set-Off Right by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a breach under this Agreement, but if it is subsequently determined in accordance with the provisions of this Article VI that Buyer was not entitled to the amounts so set off, Buyer shall pay interest on such improperly set off amounts at the Prime Rate from the date of such set off until the date of the payment of such amount to the Stockholder Representative.  In addition, all amounts set-off by the Buyer pursuant to the Set-Off Right shall accrue interest at the Prime Rate, which interest shall be added to the amounts subject to such Set-Off Right, from the date of each respective Set-Off Notice until the date upon which Buyer receives funds from the Surviving Corporation, Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, a Sublicensee or their respective Affiliates, as the case may be, necessary to obligate Buyer under Section 7.6 to make the payment with respect to which set-off is made.  For purposes of this calculation, Buyer shall apply any such funds received against outstanding Set-Off Rights in chronological order beginning with the earliest Set-Off Notice.

6.6                               Limitations on Indemnification.  Notwithstanding the foregoing, the right to indemnification under Section 6.2 shall be subject to the following terms:

(a)                                 No indemnification shall be payable pursuant to Section 6.2 (other than in connection with an inaccuracy in or breach of the representations and warranties set forth in Section 2.2, Section 2.9 or Section 2.32 or a breach of the covenants set forth in Section 4.11) or Section 6.4 unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds Twenty-Five Thousand U.S. Dollars 025,000), in the aggregate, whereupon indemnification pursuant to such Sections shall be payable from the first dollar.

(b)                                 In the aggregate, Buyer shall not be entitled to indemnification under Section 6.2 in an amount in excess of the sum of (i) the Actual Closing Date Payment plus the amount of any Program Payments paid to the Stockholder Representative on or before the Indemnity Date (the “Cap Amount”).

(c)                                  In the aggregate, no indemnification under Section 6.4 shall be payable by the Buyer or the Surviving Corporation in an amount in excess of the Cap Amount; provided, however, that the foregoing limitation shall not impose any limit on Buyer’s obligation to pay the Merger Consideration in accordance with the provisions of this Agreement.

(d)                                 No claim for indemnification shall be made under Sections 6.2 or 6.4(a) from and after the date that is 18 months after the Closing Date (the “Indemnity Date”); provided, however, that claims for indemnification under such sections made on or before the Indemnity Date may be satisfied in accordance with and subject to the other limitations set forth in this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(e)                                  The limitations of Sections 6.6(a), 6.6(b) and 6.6(c) shall not apply in the case of a fraudulent misrepresentation by any Party, but no Person shall be liable for any such fraudulent misrepresentation by any other Person (except that, subject to the limitations of Section 6.6(a), 6.6(b), 6.6(c) and 6.6(g), the Company Securityholders may be liable for a fraudulent misrepresentation by the Company).

(f)                                   For the purpose of determining the amount of any Damages that are the subject matter of a claim for indemnification hereunder, each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any “materiality” or “Material Adverse Effect” standard or qualification contained in such representation or warranty.

(g)                                  In no event shall any Indemnified Party be entitled to indemnification for any Damages that are consequential, special or punitive or otherwise not actual damages other than in the case of any such Damages that are payable to a third party which is not an Affiliate of such Indemnified Party as part of a Third Party Claim.

(h)                                 The amount of Damages recoverable by an Indemnified Party under this Article VI with respect to an indemnity claim shall be reduced by the amount of any insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the Indemnified Party.  An Indemnified Party shall use commercially reasonable efforts to pursue, and to cause its Affiliates to pursue, all insurance claims to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing such claims with respect to any Damages or any indemnification obligations with respect to Damages.  If an Indemnified Party (or an Affiliate thereof) receives any insurance or third-party payment in connection with any claim for Damages for which it has already received an indemnification payment, it shall promptly pay to such Indemnifying Party an amount equal to the excess of the amount previously received by the Indemnified Party under this Article VI with respect to such claim, over (ii) the amount of Damages with respect to such claim which the Indemnified Party is entitled to receive and retain under this Article VI (after taking into account any such insurance or third-party payments received by the Indemnified Party).

(i)                                     Notwithstanding anything to the contrary in this Agreement, the Company Securityholders shall not have any liability for Damages of any Person if any Tax attributes of the Company (including net operating loss carryovers, capital loss carryovers, adjusted basis or credits) are not available for any taxable period or portion thereof ending after the Closing Date.

6.7                               Limitation on Right of Set-Off.  Notwithstanding the foregoing, the Set-Off Right under Section 6.3 shall be subject to the following terms:

(a)                                 The Set-Off Right shall be limited to an amount not to exceed 50% percent of any individual Program Payment (the “Per Payment Set-Off Limit”); provided, however, that it is understood and agreed that the Per Payment Set-Off Limit does not limit the ability of the Buyer to exercise its Set-Off Rights against Program Payments until Buyer recovers the total aggregate amount of all claims subject to the Set-Off Right.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)                                 No set off shall made pursuant to Section 6.3 (other than in connection with an inaccuracy in or breach of the representations and warranties set forth in Section 2.2, Section 2.9 or Section 2.32 or a breach of the covenants set forth in Section 4.11) unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds Twenty-Five Thousand U.S. Dollars ($25,000), in the aggregate, whereupon indemnification pursuant to such Sections shall be payable from the first dollar.

(c)                                  The limitations of Sections 6.7(b) shall not apply in the case of a fraudulent misrepresentation by any Party, but no Person shall be liable for any such fraudulent misrepresentation by any other Person (except that, subject to the limitations of Section 6,7(b), and 6.7(e), the Company Securityholders may be liable for a fraudulent misrepresentation by the Company).

(d)                                 For the purpose of determining the amount of any Damages that are the subject matter of a claim for set off hereunder, each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any “materiality” or “Material Adverse Effect” standard or qualification contained in such representation or warranty.

(e)                                  In no event shall Buyer be entitled to a Set Right for any Damages that are consequential, special or punitive or otherwise not actual damages other than in the case of any such Damages that are payable to a third party which is not an Affiliate of Buyer as part of a Third Party Claim.

(f)                                   The amount of Damages subject to a the Set-Off Right under this Article VI shall be reduced by the amount of any insurance proceeds or other similar recovery or offset realized, directly or indirectly, by Buyer.  Buyer shall use commercially reasonable efforts to pursue, and to cause its Affiliates to pursue, all insurance claims to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing such claims with respect to any Damages or any indemnification obligations with respect to Damages.  If Buyer, or any Affiliate of Buyer, receives any insurance or third-party payment in connection with any claim with respect to which Program Payments have previously been withheld pursuant to the Set-Off Right, Buyer shall promptly pay to the Stockholder Representative an amount equal to the excess of (i) the amount previously withheld by the Buyer under this Article VI with respect to such claim, over (ii) the amount of Damages with respect to such claim which the Buyer is entitled to set-off and retain under this Article VI (after taking into account any such insurance or third-party payments received by the Buyer).

(g)                                  Notwithstanding anything to the contrary in this Agreement, the Buyer shall not have any right to withhold or set-off amounts for Damages based upon any Tax attributes of the Company (including net operating loss carryovers, capital loss carryovers, adjusted basis or credits) not being available for any taxable period or portion thereof ending after the Closing Date.

6.8                               Assertion of Claims.

(a)                                 Notice of Claim.  In the event that an Indemnified Party seeks indemnification or a right of set off hereunder, such Indemnified Party shall give written notice

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

thereof to the Indemnifying Party or Parties demanding payment of Damages pursuant to this Article VI (a “Demand”, which term shall include any Set-Off Notice).  In the case of a Demand for indemnification by Buyer, such Demand shall be sent to the Stockholder Representative.  Such Demand shall describe in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to such claim (to the extent then known) and the basis of the Indemnified Party’s request for indemnification under this Agreement.  No delay on the part of an Indemnified Party in notifying an Indemnifying Party shall relieve such Indemnifying Party from any obligation hereunder except to the extent that the Indemnifying Party is prejudiced thereby.

(b)                                 Response to a Demand.  The Indemnifying Party or Parties shall respond to a Demand by written notice (the “Return Notice”) to the Indemnified Party within twenty (20) days after receipt of the Demand (the “Indemnity Notice Period”).  If the Return Notice does not contest the Demand, then the Indemnified Party shall be entitled to indemnification in accordance with the terms and conditions, and subject to the limitations, set forth in this Agreement.  In the case of a Demand made by Buyer which is not contested by the Stockholder Representative in the Return Notice, Buyer shall be entitled to (i) with respect to claims under Section 6.2, payment in the amount of Damages claimed from the Stockholder Representative on behalf of the Company Securityholders and (ii) with respect to claims under Section 6.3, exercise of the Set-Off Right in the amount of such Demand each in accordance with the provisions of this Agreement.  In the case of a Demand made by the Company Securityholders which is not contested by Buyer in the Return Notice, Buyer shall make payment in the amount of the Damages claimed to the Stockholder Representative to be distributed to the Company Securityholders in accordance with the provisions of this Agreement.

(c)                                  Disputed Claims.  If the Return Notice given by the Indemnifying Party disputes the claim or claims asserted in a Demand or the amount of Damages thereof (a “Disputed Claim”), then the Indemnified and Indemnifying Parties shall make a reasonable good faith effort to resolve their differences for a period of thirty (30) calendar days following the receipt by the Indemnified Party of the Return Notice asserting a Disputed Claim.  If, at the end of such 30-day period, the parties have failed to reach agreement with respect to the Disputed Claim, then the determination of the Disputed Claim and the amount of Damages shall be referred to an arbitrator chosen by written agreement of the Stockholder Representative and Buyer.  If no agreement is reached regarding selection of the arbitrator within thirty (30) days after written request from either party to the other, Buyer or the Stockholder Representative may submit the matter in dispute to the American Arbitration Association, to be settled by arbitration in Boston, Massachusetts and in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) with one (1) arbitrator.  Buyer and the Stockholder Representative agree to act in good faith to mutually select an arbitrator, The fees and expenses of any arbitration shall be borne equally by both parties to such arbitration.  The determination of the arbitrator as to the amount, if any, of the Damages that is properly allowable shall be final, conclusive and binding upon the parties and judgment may be entered thereon in any court having jurisdiction thereof, Following the receipt of the arbitration award determination in respect of a Demand by or on behalf of Buyer, as and to the extent allowed, Buyer shall be entitled to (i) with respect to claims under Section 6.2, payment in the amount of such award from the Stockholder Representative on behalf of the Company Securityholders and (ii) with respect to claims under Section 6.3 exercise the Set-Off Right in the amount of such award each

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in accordance with the provisions of this Agreement.  Following the receipt of the arbitration award determination in respect of a Demand by or on behalf of the Company Securityholders, as and to the extent allowed, Buyer shall make payment in the amount of such award to the Stockholder Representative for distribution to the Company Securityholders in accordance with the provisions of this Agreement.

(d)                                 Third Party Claims.  Promptly after receipt of any assertion of Damages by any third party regarding the transactions contemplated by this Agreement (“Third Party Claims”) that might give rise to any Damages for which indemnification may be sought pursuant to this Article VI, an Indemnified Party shall give written notice to the Indemnifying Party of such Third Party Claim (a “Notice of Third Party Claim”), stating the nature and basis of such Third Party Claim and the amount of Damages thereof to the extent known.  In the case of a claim for indemnification by Buyer, such Notice of Third Party Claim shall be sent to the Stockholder Representative.  Such Notice of Third Party Claim shall be accompanied by copies of all material relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument.  Notwithstanding the foregoing, the failure to provide notice (or to include all material relevant documentation) as aforesaid to an Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to an Indemnified Party under this Agreement except to the extent that such Indemnifying Party is prejudiced thereby.

(e)                                  Defense of Third Party Claims.  The Indemnifying Party may elect to defend any Third Party Claim with counsel of its own choosing, reasonably acceptable to the Indemnified Party, within twenty-eight (28) days (or less if the nature of the Third Party Claim requires) after receipt of the Notice of Claim by the Indemnifying Party (the “Election to Defend”); provided that, in order for such election to be valid, the Indemnifying Party must agree in such Election to Defend that it is responsible for indemnifying the Indemnified Party against such Third Party Claim; provided, further, that the Indemnifying Party shall not have the right to defend any Third Party Claim that (i) seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief or (ii) asserts or could reasonably be expected to give rise to Damages which are materially more than the amount indemnifiable by the Indemnifying Party pursuant to this Article VI.  No Third Party Claim may be settled without the prior written consent of the Indemnified Party, which shall not be unreasonably conditioned, withheld or delayed.  If an Indemnifying Party is not permitted to defend any Third Party Claim or chooses not to defend any Third Party Claim by failure to deliver the Election to Defend, and in any event during the period between the delivery of a Notice of Third Party Claim and the delivery of an Election to Defend, the Indemnified Party may defend against such Third Party Claim and consent to the entry of any judgment or enter into any settlement (which consent to entry of judgment and settlement shall be subject to the consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed) with respect to the Third Party Claim in any manner it may reasonably deem appropriate and seek indemnification pursuant to this Article VI for Damages resulting from such Third Party Claim in accordance with the provisions, and subject to the limitations, of this Article VI.  In addition, if an Indemnifying Party has assumed defense of the Third Party Claim and if a potential or actual conflict of interest exists or if different defenses are available as between the Indemnifying Party, on one hand, and Indemnified Party, on the other, then the Indemnified Party shall be entitled, at the Indemnifying Party’s expense, to retain separate legal counsel.  Notwithstanding anything to the contrary

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contained herein, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel.  The parties shall, in connection with the defense of any Third Party Claim (including discovery and trial), make available (without the need for subpoena) to each other and their counsel and accountants all witnesses, books and records and information relating to such Third Party Claim, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required for the proper and adequate defense of any Third Party Claim; provided, that the covenants and agreements contained in this Section shall in no event be, or be deemed to be, a waiver by any party of any right to assert the attorney-client or other applicable privilege.  All actions taken by the Stockholder Representative pursuant to this Article VI shall be deemed to be taken on behalf of all of the Company Securityholders.

(f)                                   Tax Treatment.  The Parties agree for purposes of tax reporting to treat all payments made by or deemed to be made by a party under this Article VI as adjustments to the Merger Consideration paid by Buyer hereunder unless otherwise required by applicable Law.

ARTICLE VII
PROGRAM PAYMENTS

7.1                               Contingent Payments.  Subject to the terms and conditions of this Agreement, Buyer shall pay to the Stockholder Representative on behalf of the Company Securityholders, during the applicable Contingent Payment Term and on a country-by-country and Program Asset Product-by-Program Asset Product basis, contingent payments equal to five percent (5%) of Net Sales of any Program Asset Products.  For avoidance of doubt, the contingent payments set forth in this Section 7.1 shall not be payable on Net Sales of Program Asset Products sold by the Surviving Corporation, Buyer, Collaborator, or their respective Affiliates, to any Sublicensee pursuant to a Program Asset Product Agreement; provided, that, the total gross proceeds received by the Surviving Corporation, Buyer, Collaborator or their respective Affiliates with respect to the sale of such Program Asset Products to such Sublicensee minus the fully-loaded cost of goods sold of such Program Asset Products shall be included in Sublicense Revenue due under Section 7.3.

7.2                               Contingent Payment Duration.  Contingent payments under Section 7.1 shall be payable with respect to Net Sales of each Program Asset Product on a country-by-country and Program Asset Product-by-Program Asset Product basis commencing upon the First Commercial Sale of such Program Asset Product in such country and continuing until the latest of (a) expiration or invalidation of the last Valid Claim of a corresponding Program Asset Patent Right Covering such Program Asset Product in such country, and (b) expiration of any Regulatory Exclusivity for such Program Asset Product in such country (the “Contingent Payment Term”).  After the termination or expiration of the Contingent Payment Term for any Program Asset Product in any country, or in the event that at the time of the First Commercial Sale of such Program Asset Product in such country neither a Valid Claim of a corresponding Program Asset Patent Right nor Regulatory Exclusivity exist in such country for such Program Asset Product, no payments under Section 7.1 shall be payable with respect to sales of such Program Asset Product in such country.

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7.3                               Sublicense Related Payments.  Subject to the terms and conditions of this Agreement, Buyer will pay to the Stockholder Representative on behalf of the Company Securityholders the following non-refundable and non-creditable payments arising from a Program Asset Product Agreement between Buyer, Surviving Corporation, Collaborator, or their respective Affiliates, and a Sublicensee:

(a)                                 For any Program Asset Product that is a Slx-2119 Product, (i) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and ***% of Sublicense Revenue arising thereafter, from any Program Asset Product Agreement regarding such Slx-2119 Product executed prior to Completing at least one (1) Phase 2 Clinical Trial of a Slx-2119 Product in oncology powered to achieve statistical significance in its primary endpoint, which endpoint shall be a clinically significant endpoint (or a combination of Clinical Trials consisting of > 50 patients powered to achieve statistical significance in a clinically significant primary endpoint), or (ii) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and *** (***%) of Sublicense Revenue arising thereafter, from any Program Asset Product Agreement regarding such Slx-2119 Product executed after the Completion of such Phase 2 Clinical Trial of a Slx-2119 Product in oncology; and

(b)                                 For any Program Asset Product that is a Slx-2101 Product, (i) *** (***%) of Sublicense Revenue arising during the first *** years following the Effective Date, and ***% of Sublicense Revenue arising thereafter, from any Program Asset Product Agreement regarding such Slx-2101 Product executed prior to Completing at least one (1) Phase 2 Clinical Trial of a Slx-2101 Product in either hypertension or oncology powered to achieve statistical significance in its primary endpoint, which endpoint shall be a clinically significant endpoint, or (ii) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and *** (***%) of Sublicense Revenue arising thereafter, from any Program Asset Product Agreement regarding such Slx-2101 Product executed after the Completion of such Phase 2 Clinical Trial of a Slx-2101 Product in either hypertension or oncology; and

(c)                                  For any Program Asset Product that is a Slx-4090 Product, (i) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and ***% of Sublicense Revenue arising thereafter, from any Program Asset Product Agreement regarding such Slx-4090 Product executed prior to Completing a Phase 2 Clinical Trial (12 wk or longer) of a Slx-4090 Product in either metabolic syndrome, diabetes, obesity, hypercholesteremia, or dyslipidemia powered to achieve statistical significance in its primary endpoint, which endpoint shall be a clinically significant endpoint, or (ii) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and ***  (***%) of Sublicense Revenue arising thereafter, from any Program Asset Product Agreement regarding Slx-4090 executed after the Completion of such Phase 2 Clinical Trial of such Slx-4090 Product in metabolic syndrome, diabetes, obesity, or hypercholesteremia;

(d)                                 and For any Program Asset Product Agreement involving the use of Slx ROCK Products in the field of topical Ophthalmology, approved by Buyer (such approval not to be unreasonably withheld) and entered into between Company or the Surviving Corporation and PanOptica, (i) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and *** (***%) of Sublicense Revenue arising thereafter, from

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such Program Asset Product Agreement if such Program Asset Product Agreement is executed on or before March 31, 2011, or (ii) *** (***%) of Sublicense Revenue arising during the first *** (***) years following the Effective Date, and *** (***%) of Sublicense Revenue arising thereafter, from such Program Asset Product Agreement if such Program Asset Product Agreement is executed on or after April 1, 2011.

For the avoidance of doubt, the Sublicense Revenue payment obligations set forth in this Section shall not apply to any Sublicense Revenue received from a Buyer Strategic Partner, a Collaborator Strategic Partner, or their respective Affiliates, or to any Sublicense Revenue otherwise arising under a Program Asset Product Agreement to which a Buyer Strategic Partner or a Collaborator Strategic Partner or any of their respective Affiliates is a party, or under any agreement by and among Buyer, Surviving Corporation and Collaborator, and their respective Affiliates, or with respect to the licensing or sale of any Program Asset Product for which a royalty is payable under Section 7.1.

For the further avoidance of doubt, the date on which a Program Asset Product Agreement is considered executed for the purposes of determining the percentage of Sublicense Revenue to be paid under this Section 7.3 (and not for the purposes of determining whether payments on Sublicense Revenue under such Agreement are due hereunder) is the first date on which any payment obligation accrues under such Program Asset Product Agreement in consideration of the non-contingent assignment of, or non-contingent grant of a license or sublicense under, the relevant Program Asset Patent Rights or other non-contingent grant of a right, sufficient to allow Sublicensee to develop or commercialize the corresponding Program Asset Product.  The later amendment or amendment and restatement of a Program Asset Product Agreement shall not change the financial terms of this Section 7.3 applicable to the Sublicense Revenue arising with respect to the Program Asset Products originally contained in such Program Asset Product Agreement, and any Program Asset Products added to such Program Asset Product Agreement by such amendment, or amendment and restatement, or otherwise shall be subject to the financial terms of this Section 7.3 independent of the financial terms otherwise applicable under this Section 7.3 to the other Program Asset Products contained within such Program Asset Product Agreement.  If a Program Asset Product Agreement is terminated, in whole or in part, and another Program Asset Product Agreement is later executed in which substantially the same rights to the same Program Asset Product are granted to the same Sublicensee or its Affiliates, the execution date applicable to the original Program Asset Product Agreement will control for purposes of this Section 73.

7.4                               [Reserved]

7.5                               Currency.  All payments due under Section 7.1 or 7.3 shall be computed and paid in United States dollars.  For the purposes of determining the amount of contingent payments or portion of Sublicense Revenue due for the relevant calendar year, the amount of Net Sales or the relevant Sublicense Revenue in any foreign currency shall be converted into United States dollars in a manner consistent with Buyer’s normal practices used to prepare its audited financial reports; provided that such practices use a widely accepted source of published exchange rates.

7.6                               Contingent Payment and Sublicense Revenue Payments.  Buyer shall make contingent payments and payments on Sublicense Revenue to the Stockholder Representative on

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behalf of the Company Securityholders with respect to each calendar quarter within *** (***) days after the end of such calendar quarter, provided, however, that in no event shall Buyer be obligated to make (i) any contingent payments in respect of Net Sales arising from the sale of Program Asset Products sold by Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, or their respective Affiliates, unless and until Buyer receives funds from the, Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, or their respective Affiliates, as applicable, with respect to such Net Sales which satisfy the applicable contingent payment obligation under Section 7.1; (ii) any payments in respect of Sublicense Revenue arising from a Program Asset Product Agreement between Collaborator, or its respective Affiliates, and a Sublicensee unless and until Buyer receives funds from Collaborator, or its respective Affiliates, as applicable, with respect to such Sublicense Revenue which satisfy the applicable payment obligation under Section 7.3, and (iii) any payments in respect of Sublicense Revenue arising from a Program Asset Product Agreement between Buyer, or its Affiliates, and a Sublicensee unless and until Buyer receives the Sublicense Revenue from such Sublicensee.  Notwithstanding the foregoing, Buyer shall only be entitled to delay its payment obligations under (i) or (ii) above to the extent it uses Reasonable Best Efforts to collect such funds and the Stockholder Representative has the right, acknowledged in a writing by the Collaborator, Buyer Strategic Partner, Collaborator Strategic Partner, or their respective Affiliates, as the case may be, to directly pursue such payment directly against such Collaborator, Buyer Strategic Partner, Collaborator Strategic Partner, or their respective Affiliates, as the case may be.  Each payment shall be accompanied by a report identifying the Program Asset Product, each applicable country, and with respect to a contingent payment due under Section 7.1, Net Sales for each such country, and with respect to a portion of Sublicense Revenue payment due under Section 7.3, the aggregate amount of Sublicense Revenue received by the Surviving Corporation, Buyer, Collaborator and their respective Affiliates, and the amount payable to the Stockholder Representative.  Such reports shall be kept confidential by the Stockholder Representative and not disclosed to any other party other than to Stockholder Representative’s accountants and to the Company Securityholders and their accountants, each of whom shall be obligated to keep such information confidential (except as required by Law), and such information and reports shall only be used for purposes of confirming payments due under this Agreement or complying with Law.

7.7                               Method of Payments.  Each payment hereunder shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer of immediately available funds, at Buyer’s election to such bank account as the Stockholder Representative shall designate in a notice at least five (5) business days before the payment is due.

7.8                               Inspection of Records.  Buyer shall, and shall use its Reasonable Best Efforts to cause the Surviving Corporation, Collaborator, Buyer Strategic Partners, Collaborator Strategic Partners, and their respective Affiliates, and Sublicensees to, keep accurate books and records setting forth gross sales of each Program Asset Product, Net Sales of each Program Asset Product and/or Sublicensee Revenue received as applicable, and amounts payable hereunder to the Stockholder Representative for each such Program Asset Product or Sublicense Revenue received.  Buyer shall, and shall use its Reasonable Best Efforts to cause the Surviving Corporation, Collaborator, Buyer Strategic Partners, Collaborator Strategic Partners, and their respective Affiliates, and Sublicensees to, permit the Stockholder Representative, by independent

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certified public accountants employed by the Stockholder Representative and reasonably acceptable to the Surviving Corporation, Buyer, Collaborator, Buyer Strategic Partner, the Collaborator Strategic Partner, or their respective Affiliates, or Sublicensee, as the case may be, to examine such books and records at any reasonable time, upon reasonable notice, but not later than three (3) years following the rendering of the corresponding reports pursuant to Section 7.6.  The foregoing right of examination may be exercised only once during each twelve (12)-month period of the Contingent Payment Term or the term of the applicable Program Asset Product Agreement, as the case may be.  The Surviving Corporation, Buyer, Collaborator, the Buyer Strategic Partner, the Collaborator Strategic Partner, or their respective Affiliates, or Sublicensee, as the case may be, may require such accountants to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to the Stockholder Representative any information, other than such as relates to the conclusion regarding the accuracy of the corresponding reports pursuant to Section 7.6.  The opinion of said independent accountants regarding such reports and related payments shall be binding on the parties, other than in the case of manifest error.  The Company Securityholders shall bear the cost of any such examination and review, through the setoff against future contingent payments under Section 7.1 or payments of Sublicense Revenue under Section 7.3; provided that if the examination shows an underpayment of contingent payments or Sublicense Revenue of more than *** (***%) of the amount due for the applicable period, then Buyer shall promptly reimburse the Company Securityholders for all costs incurred in connection with such examination.  Buyer shall promptly pay to the Stockholder Representative the amount of any underpayment of contingent payments or Sublicense Revenue revealed by an examination, plus interest at the Prime Rate.  Any overpayment of contingent payments or Sublicense Revenue payments by Buyer revealed by an examination shall be fully-creditable against future contingent payments under Section 7.1 or Sublicense Revenue payments under Section 7.3, as the case may be.  Upon the expiration of the *** (***) year period following the rendering of a report pursuant to Section 7.6, such report shall be binding on the parties, and the Surviving Corporation, Buyer, Collaborator, the Buyer Strategic Partner, the Collaborator Strategic Partner, and their respective Affiliates, and Sublicensees, shall be released from any liability or accountability with respect to contingent payments or Sublicense Revenue payments for the period covered by such report.

7.9                               Non Transferable.  The rights to Program Payments under this Article VII are not assignable or transferable, except by operation of Law.

7.10                        [Reserved]

7.11                        Non-Circumvention Through Assignment.  The Buyer shall ensure that the assignee or transferee (whether by sale, merger, operation of Law or otherwise) of any of the Program Asset Patent Rights or of any of the other assets related to the Program Asset Products is bound to the provisions of this Article VII and of Article VIII to the same extent as Buyer is bound to such provisions.

ARTICLE VIII
DILIGENCE REQUIREMENTS

8.1                               General Diligence Obligations.  During the Diligence Term for each Program Asset Product, Buyer shall use Commercially Reasonable Efforts as measured over the course of

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any twelve (12) consecutive month period to develop such Program Asset Product.  Buyer shall have the right to satisfy its obligation to use Commercially Reasonable Efforts either through its own efforts, or through or combined with the efforts of any of its Affiliates, the Surviving Corporation, Collaborator, Buyer Strategic Partners, Collaborator Strategic Partners, and their respective Affiliates and Sublicensees, and/or Third Party subcontractors (individually and collectively, the “Development Partners”).  Buyer shall, from time to time upon the Stockholder Representative’s request, provide any updates, data and other information reasonably requested by the Stockholder Representative regarding the activities of Buyer and its Development Partners related to the development of the Program Asset Products.

8.2                               Specific Diligence Obligations.  Buyer, itself or through a Development Partner, shall initiate a Clinical Trial with respect to at least two (2) Program Asset Products within eighteen (18) months after the Effective Date.

8.3                               Expiration of Diligence Term.  Notwithstanding anything to the contrary contained herein, upon expiration of the Diligence Term with respect a Program Asset Product, Buyer shall be deemed to have satisfied all diligence requirements under this Article VIII with respect to such Program Asset Product, Buyer shall no longer be obligated to use Commercially Reasonable Efforts with respect to the development of such Program Asset Product, or to otherwise use any diligence, express or implied, with respect to the development and commercialization of such Program Asset Product, and all of Company Securityholders’ rights and remedies with respect to such Program Asset Product under this Article VIII shall terminate.

8.4                               Right of Reversion under Section 8.1.  Subject to Sections 8.5 and 8.8, in the event that Buyer fails to comply with the obligations of Section 8.1 with respect to a specific Program Asset Product at any time during the applicable Diligence Term, the Stockholder Representative shall have the right, by delivering written notice to Buyer, as its sole and exclusive remedy for Buyer’s failure to comply therewith, to terminate this Agreement with respect to, and only with respect to, such Program Asset Product, and to cause Buyer to assign all of its and its Development Partners’ rights to and assets related to such Program Asset Product to the extent such rights and assets were Company Proprietary Assets at the time of the Closing, including the Program Asset Patent Rights (regardless whether any particular patent or patent application therein existed as of the Closing), any other applicable Proprietary Assets, tangible materials, regulatory filings and non-clinical, pre-clinical and clinical data (all the foregoing, collectively, the “Program Asset Product Rights”), and (ii) all of its, and to the extent it has the right to do so (with Buyer agreeing that it shall use reasonable efforts to ensure that it has the right to do so) its Development Partners’, rights to and assets related to such Program Asset Product to the extent such rights and assets were not Company Proprietary Assets at the time of the Closing, including any applicable Proprietary Assets, tangible materials, regulatory filings and non-clinical, pre-clinical and clinical data (all the foregoing, collectively, the “Post- Closing Program Asset Product Rights”), to an entity designated by the Stockholder’s Representative, at no cost to the Company Securityholders’, unless Buyer itself or through a Development Partner cures such failure prior to the expiration of thirty (30) days after such notice, following which the provisions of this Section 8.4 shall again apply to any subsequent failure by Buyer to comply with the obligations of Section 8.1 with respect to such Program Asset Product.

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8.5                               Right to Contest Reversion under Section 8.4.  If Buyer receives a notice under Section 8.4, Buyer shall have the right to contest such notice by requesting arbitration pursuant to the terms of Section 6.8(c), and if Buyer requests such arbitration, this Agreement shall be terminated pursuant to Section 8.4 with respect to a Program Asset Product, and its corresponding Program Asset Product Rights and Post-Closing Program Asset Product Rights shall revert to the Company Securityholders pursuant to Section 8.4, only if in such arbitration there is a final determination that Buyer itself or through its Development Partners has not met the obligations under Section 8.1 with respect to such Program Asset Product.  Notwithstanding anything to the contrary herein, it is expressly understood that Sections 8.1, and 8.3 through 8.5 are to be applied separately to each Program Asset Product and the failure to exert Commercially Reasonable Efforts with respect to a specific Program Asset Product shall not result in termination of this Agreement or reversion with respect to any other Program Asset Product for which Buyer is meeting its obligations under Section 8.1.

8.6                               Right of Reversion under Section 8.2.  Subject to Sections 8.7 and 8.8, in the event that Buyer fails to comply with the obligations of Section 8.2, the Stockholder Representative shall have the right, by delivering written notice to Buyer within ninety (90) days after the end of the time period for performance set forth in Section 8.2, as its sole and exclusive remedy for Buyer’s failure to comply therewith, (a) to terminate this Agreement with respect to, and only with respect to, those specific Program Asset Products for which Buyer itself or through a Development Partner has not commenced at least one Clinical Trial by the date of such notice, and (b) to cause Buyer to assign (i) all of its, and its Development Partners’ Program Asset Product Rights, and (ii) all of its, and to the extent Buyer has the right to do so (with Buyer agreeing that it shall use reasonable efforts to ensure that it has the right to do so), its Development Partners’ Post-Closing Program Asset Product Rights, corresponding to such Program Asset Products to an entity designated by the Stockholder’s Representative at no cost to the Company Securityholders, unless Buyer itself or through a Development Partner cures such failure prior to the expiration of thirty (30) days after such notice.

8.7                               Right to Contest Reversion under Section 8.6.  If Buyer receives a notice under Section 8.6, Buyer shall have the right to contest such notice by requesting arbitration pursuant to the terms of Section 6.8(c), and if Buyer requests such arbitration, this Agreement shall be terminated pursuant to Section 8.6 with respect to such Program Asset Products, and their corresponding Program Asset Product Rights and Post-Closing Program Asset Product Rights shall revert to the Company Securityholders pursuant to Section 8.6, only if in such arbitration there is a final determination that Buyer itself or through a Development Partners has not met the obligations under Section 8.2.

8.8                               Royalty Payment to Buyer for Reverted Program Asset Products.  Solely with respect to any Program Asset Product that incorporates or otherwise uses or practices any Post- Closing Program Asset Rights, assigned by Buyer to an entity designated by the Stockholder Representative pursuant to Section 8.4 or 8.6, with respect to any such Program Asset Products sold by such entity, its Affiliates, or sublicensees after such assignment, Stockholder’s Representative shall pay to Buyer a royalty on net sales (as determined consistently with the definition of Net Sales herein) of such Program Asset Products at a commercially reasonable rate to be determined by the parties and not to exceed five percent (5%) of net sales of Products sold by such entity, its Affiliates and sublicensees.  Such royalties will be payable on a country-by-

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country basis during the Contingent Payment Term that otherwise would have applied if such Program Asset Product had not been reassigned.

ARTICLE IX
TERMINATION

9.1                               Termination of Agreement.  The Parties may terminate this Agreement prior to the Closing (whether before or after Requisite Stockholder Approval), as provided below:

(a)                                 the Parties may terminate this Agreement by mutual written consent;

(b)                                 Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other breach would cause the conditions set forth in Article V not to be satisfied as of the Closing Date and such breach is, (i) incapable of being cured or (ii) if capable of being cured, is not cured within 20 days following delivery by Buyer to the Company of written notice of such breach;

(c)                                  the Company may terminate this Agreement by giving written notice to Buyer in the event Buyer or Merger Sub is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other breach would cause the conditions set forth in Article V not to be satisfied as of the Closing Date and such breach is, (i) incapable of being cured or (ii) if capable of being cured, is not cured within 20 days following delivery by Company to the Buyer of written notice of such breach;

(d)                                 Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before February 25, 2011 (unless the failure to close results primarily from a material breach by Buyer or Merger Sub of any representation, warranty or covenant contained in this Agreement or the Buyer refuses or fails to consummate the Closing in accordance with this Agreement after all closing conditions to be satisfied under this Agreement have been satisfied);

(e)                                  the Company may terminate this Agreement by giving written notice to Buyer and Merger Sub if the Closing shall not have occurred on or before February 25, 2011 (unless the failure to close results primarily from a material breach by the Company of any representation, warranty or covenant contained in this Agreement or the Company refuses or fails to consummate the Closing in accordance with this Agreement after all closing conditions to be satisfied under this Agreement have been satisfied);

(f)                                   by the Company or the Buyer, as applicable, if all closing conditions having to be satisfied under this Agreement shall have been satisfied, and (i) in the case of the Company, the Buyer refuses or fails to consummate the Closing in accordance with this Agreement, and (ii) in the case of the Buyer, the Company refuses or fails to consummate the Closing in accordance with this Agreement;

(g)                                  Buyer or the Company may terminate this Agreement by giving written notice to the other Parties if any Governmental Entity with jurisdiction over any party hereto shall have issued an order, judgment, decree, stipulation or injunction permanently enjoining,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

restraining or otherwise prohibiting the Merger and such order, judgment, decree, stipulation or injunction shall have become final and nonappealable; or

(h)                                 Buyer may terminate this Agreement by giving written notice to the Company if the Company has not obtained the Requisite Stockholder Approval within three (3) business days of the date of this Agreement.

9.2                               Expenses; Termination Fee.

(a)                                 Expenses.  Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses.  As used in this Agreement, “Expenses” means the out-of-pocket fees and expenses of the party’s independent advisors, counsel and accountants, incurred or paid by the party or on its behalf in connection with this Agreement and the transactions contemplated hereby.

(b)                                 Termination Fee.

(i)                                     If this Agreement is validly terminated by (A) the Company pursuant to Sections 9.1(c), 9.1(e) or 9.1(f) and the Company is not in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement, or (B) the Buyer pursuant to Sections 9.1 (d), then the Buyer shall pay the Company an amount equal to the Reimbursable Operating Expenses through the date of termination (the “Termination Fee”).

(ii)                                  In the event a Termination Fee is payable, such fee will be paid to the Company by Buyer in immediately available funds within three (3) business days after the date of termination of this Agreement.  Solely for purposes of establishing the basis for the amount thereof, and without in any way increasing the amount of the Termination Fee or expanding the circumstances in which the Termination Fee is to be paid, it is agreed that the Termination Fee is liquidated damages, and not a penalty, and the payment of the Termination Fee in the circumstances specified herein is supported by due and sufficient consideration (including the fact that the Company Securityholders would not be entitled to receive the Merger Consideration in accordance with the terms and conditions of this Agreement).

(c)                                  The Company, Buyer and Merger Sub acknowledge and agree that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated hereby, and that without these agreements, the parties would not have entered into this Agreement.

(d)                                 Notwithstanding anything to the contrary in this Agreement, in the circumstances described in Sections 9.1 (c), 9.1(d), 9.1(e) or, if the Buyer refuses to consummate the Closing in accordance with this Agreement under Section 9.1(f) the sole and exclusive remedy of the Company shall be to terminate this Agreement pursuant to such applicable Section and to receive the Termination Fee, and in no event shall the Company be entitled to pursue or receive a grant of specific performance, injunction or other equitable remedy requiring the Buyer to consummate the Closing, or to pursue or receive other monetary damages in connection with this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

9.3                               Effect of Termination.  If any Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except for (a) those obligations contained in Section 4.8, Section 9.2 and Article X and (b) any liability of any Party for willful breaches of this Agreement occurring prior to such termination pursuant to Section 9.1.

ARTICLE X
DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meanings set forth below.

“§ 335(a)” shall have the meaning set forth in Section 2,34(b).

“Actual Closing Date Payment” shall have the meaning set forth in Section 1.11(b).

“AAA” shall have the meaning set forth in Section 6.8(c).

“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

“Agreement’ shall have the meaning set forth in the first paragraph of this Agreement.

“Alternate Transaction” shall have the meaning set forth in Section 4.10.

“Applications” shall have the meaning set forth in Section 2.9(g).

“Balance Sheet Excess” shall have the meaning set forth in Section 1.11(c)(i).

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Strategic Partner” shall mean with respect to a particular Program Asset Product, a Third Party to whom the Surviving Corporation, Buyer, or its Affiliates, as the case may be, has assigned, or granted a license or sublicense under, any corresponding Program Asset Patent Rights owned by or licensed to the Surviving Corporation, Buyer or its Affiliate or otherwise granted the right to develop or commercialize such Program Asset Product, and in which the Surviving Corporation, Buyer or its Affiliates own in the aggregate at least a twenty percent (20%) equity interest.

“Cap Amount” shall have the meaning set forth in Section 6.6(b).

“CERCLA” shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate of Merger” shall have the meaning set forth in Section 1.2.

“Certificates” shall have the meaning set forth in Section 1.6(d).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Clinical Trial” shall mean individually or collectively, a Phase 1 Clinical Trial, a Phase 2 Clinical Trial and/or a Phase 3 Clinical Trial.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall have the meaning set forth in Section 1.3.

“Closing Date Cash” shall have the meaning set forth in Section 1.10.

“Closing Date Payment” shall have the meaning set forth in Section 1.10.

“Closing Date Payment Release Date” shall have the meaning set forth in Section 1.4(e).

“Closing Date Statement” shall have the meaning set forth in Section 1.11(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collaboration Agreement” shall have the meaning set forth in Section 5.2(j).

“Collaborator” shall mean the Person with whom Buyer enters into the Collaboration Agreement, as disclosed to the Company prior to date of this Agreement.

“Collaborator Strategic Partner” shall mean with respect to a particular Program Asset Product, a Third Party to whom Collaborator, or its Affiliates, as the case may be, has assigned, or granted a sublicense under, any corresponding Program Asset Patent Rights licensed or sublicensed to Collaborator or its Affiliates or otherwise granted the right to develop or commercialize such Program Asset Product, and in which Collaborator or its Affiliates own in the aggregate at least a twenty percent (20%) equity interest.

“Combination Product Adjustment” shall mean the following:  in the event a Program Asset Product is sold in the form of a combination product containing one or more active pharmaceutical ingredients which are not Program Asset Products (a “Combination Product”), then Net Sales for such Combination Product shall be calculated, on a country-by-country basis, by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the average gross invoiced sales amount of the Program Asset Product if sold separately by the Surviving Corporation, Buyer, Collaborator, a Buyer Strategic Partner or a Collaborator Strategic Partner or their respective Affiliates in finished form, and B is the average gross invoiced sales amount of all other active pharmaceutical ingredients in finished form in such country.

If, on a country-by-country basis, the Program Asset Product is sold separately in finished form in such country but the other active pharmaceutical ingredients in the Combination Product are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction C/(C+D), where C is the average gross invoiced sales amount of the Program Asset Product in finished form in such country, and D is the difference between the average gross invoice sales amount of the Combination Product and the average sales price of the Program Asset Product in finished form in such country.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

If, on a country-by-country basis, the other active pharmaceutical ingredients in the Combination Product are sold separately in finished form in such country but the Program Asset Product is not sold separately in finished form in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction 1 minus E/(E+F), where E is the average gross invoiced sales amount of the other active pharmaceutical ingredients in finished form in such country, and F is the difference between the average gross invoiced sales amount of the Combination Product and the average gross invoiced sales amount of the other active pharmaceutical ingredients in finished form in such country.

If, on a country-by-country basis, neither the Program Asset Product nor the other active pharmaceutical ingredients of the Combination Product are sold separately in finished form in such country, Net Sales of the Combination Product shall be determined by the Parties in good faith based on the relative fair market value for the Program Asset Product and each active pharmaceutical ingredient in finished form, as applicable.

“Commercially Reasonable Efforts” shall mean with respect to the efforts to be expended by a Party with respect to the objective that is the subject of such efforts, reasonable, good faith efforts and resources to accomplish such objective that such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the development or commercialization of a Program Asset Product, such efforts shall be similar to those efforts and resources consistent with the usual practice of such Party in pursuing the development or commercialization of a potential pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics as the relevant Program Asset Product, which is of similar market potential at a similar stage in its development or product life as the relevant Program Asset Product, taking into account issues of scientific risk, patent coverage, safety and efficacy, product profile, competitiveness of the marketplace, proprietary position, the regulatory structure involved and potential profitability (including pricing and reimbursement status achieved or likely to be achieved) and other relevant factors, including technical, legal, scientific and/or medical factors, but excluding the contingent payments and Sublicense Revenue payments made or to be made under this Agreement.

“Common Shares” shall mean the shares of common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Board Approval” shall have the meaning set forth in Section 2.33.

“Company Certificate of Incorporation” shall mean the Seventh Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on January 7, 2010, as amended by the Certificate of Amendment filed on July 2, 2010.

“Company Debt” means that amount necessary to pay in full all principal, interest, break fees, prepayment penalties, fees and expenses and other like amounts (including current portions of long-term debt and any fees and expenses (if any) to cancel any letters of credit) due and payable by the Company under the agreements listed in Section 2.32 of the Disclosure Schedule.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Company Fees and Expenses” shall mean the unpaid fees and expenses incurred by the Company in connection with or related to the transactions contemplated by this Agreement, which fees and expenses as of the date of this Agreement are listed on Schedule II hereto (which shall include all fees and expenses payable by the Company in connection with obtaining the waivers, permits, consents, approvals or other authorizations, and effecting all of the registrations, filings and notices, referred to in Schedule 5.2(d)).

“Company Indemnity Representations and Warranties” shall have the meaning set forth in the first paragraph of Article II.

“Company Plan” shall mean any Employee Benefit Plan maintained, or contributed to, by the Company.

“Company Proprietary Assets” means, collectively, the Owned Proprietary Assets and the Licensed Proprietary Assets.

“Company Securityholders” shall mean collectively, the Company Stockholders, participants in the EPIP and the holders of Warrants immediately prior to the Effective Time.

“Company Shares” shall mean the Common Shares and the Preferred Shares, together.

“Company Stock Plan” shall mean any stock option plan or other stock or equity-related plan of the Company.

“Company Stockholders” shall mean the holders of Company Shares immediately prior to the Effective Time.

“Complete(ion)” shall mean with respect to a Clinical Trial, the date the entity performing such Clinical Trial performs final database lock with respect to such Clinical Trial.

“Confidentiality Agreement” shall have the meaning set forth in Section 4.8.

“Contingent Payment Term” shall have the meaning set forth in Section 7.2.

“Cover(ed)” shall mean, with respect to any Program Asset Patent Right and the subject matter at issue, that, but for an ownership right or license granted under a Valid Claim of such Program Asset Patent Right, the manufacture, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim.

“D&O Insurance” shall have the meaning set forth in Section 4.13.

“Damages” shall have the meaning set forth in Section 6.2.

“Demand” shall have the meaning set forth in Section 6.8(a).

“Development Partners” shall have the meaning set forth in Section 8.1.

“Diligence Term” shall mean with respect to each Program Asset Product, the period of time commencing on the Effective Date, and expiring on a Program Asset Product-by-Program

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Asset Product basis upon the first Completion of a Phase 2 Clinical Trial for such Program Asset Product commenced after the Effective Date which (a) with respect to any Program Asset Product that is a Slx-2119 Product, is a Phase 2 Clinical Trial of a Slx-2119 Product in oncology powered to achieve statistical significance in its primary endpoint, which endpoint shall be a clinically significant endpoint (or a combination of Phase 2 Clinical Trials consisting of > 50 patients powered to achieve statistical significance in a clinically significant primary endpoint); with respect to any Program Asset Product that is a Slx-2101 Product, is a Phase 2 Clinical Trial of a Slx-2101 Product in either hypertension or oncology powered to achieve statistical significance in its primary endpoint, which endpoint shall be a clinically significant endpoint; or with respect to any Program Asset Product that is a Slx-4090 Product, is a Phase 2 Clinical Trial (12 weeks or longer) of such Slx-4090 Product in either metabolic syndrome, diabetes, obesity, or hypercholesteremia powered to achieve statistical significance in its primary endpoint, which endpoint shall be a clinically significant endpoint.

“DGCL” shall have the meaning set forth in Section 1.1.

“Disclosure Schedule” shall mean the disclosure schedule provided by the Company to Buyer on the date hereof, as the same may be supplemented pursuant to Section 4.7.

“Disputed Claim” shall have the meaning set forth in Section 6,8(c).

“Dissenting Shares” shall have the meaning set forth in Section 1.7(a).

“Dissenting Stockholder” shall have the meaning set forth in Section 1.7(a).

“Effective Date” shall have the meaning set forth in Section 1.2.

“Effective Time” shall have the meaning set forth in Section 1.2.

“Election to Defend” shall have the meaning set forth in Section 6.8(e).

“Employee Benefit Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, arrangement, fund or program (whether or not subject to the provisions of ERISA) involving direct or indirect compensation, including insurance coverage (such as life, health, vision, dental or accident insurance coverage), severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

“Environmental Law” shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common Law relating to the environment, occupational health and safety, or exposure of Persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to:  (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; air, water and noise pollution; (c) groundwater and soil contamination; (d) the Release,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other Person.

“Environmental Permit” shall mean any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law, including any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity under any applicable Environmental Law.

“EPIP” shall mean the Company’s Employee Performance Incentive Plan adopted by the Company on January 12, 2011.

“EPIP Payment” shall mean those payments payable to EPIP participants under the EPIP.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

“Estimated Closing Date Balance Sheet” shall have the meaning set forth in Section 1.11(a).

“Estimated Closing Date Payment” shall have the meaning set forth in Section 1.11(a).

“Estimated Closing Statement” shall have the meaning set forth in Section 1.11(a).

“Expenses “ shall have the meaning set forth in Section 9.2(a).

“Financial Statements” shall mean:

(a)                                 the audited balance sheet and the related statement of operations, changes in stockholders’ equity and cash flows of the Company as at December 31, 2009, and

(b)                                 the Most Recent Balance Sheet and the unaudited statements of income, changes in stockholders’ equity and cash flows of the Company for the eleven months ended as of the Most Recent Balance Sheet Date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“First Commercial Sale” shall mean, with respect to any Program Asset Product and on a country-by-country basis, the first commercial sale of such Program Asset Product by the Surviving Corporation, Buyer, Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, or their respective Affiliates or Sublicensees, to a Third Party following, if required by law, Regulatory Approval, for use or consumption of such Program Asset Product in such country by the general public.  Sales of reasonable quantities for clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any court, agency, department, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency of any supranational union, nation, state, county, city or other political subdivision, in each case, of competent jurisdiction.

“Income Tax” or “Income Taxes” shall mean all Taxes based upon, measured by, or calculated with respect to, (i) gross or net income or gross or net receipts or profits (including any capital gains, minimum Taxes and any Taxes on items of Tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above.

“Income Tax Returns” shall mean all Tax Returns reports, returns, declarations, statements or other information required to be supplied to a Taxing Authority in connection with the determination, assessment, collection or administration of any Income Taxes.

“Indemnified Party” shall mean a party entitled, or seeking to assert rights, to indemnification under Article VI.

“Indemnifying Party” shall mean a party required to indemnify an Indemnified Party under Article VI.

“Indemnity Agreement and Affidavit of Loss” shall have the meaning set forth in Section 1.6(e).

“Indemnity Date” shall have the meaning set forth in Section 6.6(d),

“Indemnity Notice Period” shall have the meaning set forth in Section 6.8(b).

“Knowledge of the Company” means that the actual knowledge of those individuals set forth on Schedule 10.

“Law” shall mean any statute, law, ordinance, rule, regulation or Order of any Governmental Entity and all judicial interpretations thereof.

“Lease” shall mean any lease or sublease (as modified, extended or amended) pursuant to which the Company leases or subleases any real property from another party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Legal Proceeding” shall mean any action, suit, proceeding, claim, arbitration, litigation or investigation before any Governmental Entity or before any arbitrator.

“Licensed Proprietary Assets” means Proprietary Assets owned, licensed or otherwise controlled by a third party which the Company is entitled to use or otherwise exploit by reason of a license, sublicense, agreement, contract, waiver, covenant not to sue, permission or other arrangement (whether written or oral).

“Material Adverse Effect” means, any fact, change, development or event individually or together with any other fact, change, development or event, that has a material adverse effect on the operations or results of operations, business, properties or financial condition of the Company; provided, however, that effects resulting from (a) changes affecting industries, markets or geographical areas in which the Company operates (other than those changes that have a disproportionate effect on the Company compared to other similar industry participants); (b) the announcement or pendency of the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement; (c) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates (other than those changes that have a disproportionate effect on the Company compared to other similar industry participants); (d) changes in general legal, tax, regulatory, political or business conditions in the countries in which the Company operates (other than those changes that have a disproportionate effect on the Company compared to other similar industry participants); (e) actions contemplated by the parties in connection with this Agreement; (f) changes after the date of this Agreement in applicable Law (other than those changes that have a disproportionate effect on the Company compared to other similar industry participants); (g) changes in GAAP or the interpretation thereof; (h) any change, development or state of facts relating to the products or product candidates of any other Person; (i) any action taken pursuant to or in accordance with this Agreement or at the request or with the consent of Buyer or Merger Sub; and (j) any natural disaster or other acts of God, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (other than those changes that have a disproportionate effect on the Company compared to other similar industry participants); in each case, shall be deemed to not constitute a “Material Adverse Effect” and shall not be considered in determining whether a “Material Adverse Effect” has occurred.

“Material Agreements” shall have the meaning set forth in Section 2.19(a).

“Materials of Environmental Concern” shall mean any:  pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, asbestos and asbestos-containing materials, polychlorinated biphenyls, toxic mold, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation or for which liability could be imposed under any Environmental Law or other law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Merger” shall have the meaning set forth in Section 1.1.

“Merger Consideration” shall mean (a) the Closing Date Payment, as adjusted pursuant to Section 1.11, plus (b) the Program Payments, plus (c) the Warrants Exercise Payments.

“Merger Sub” shall have the meaning set forth in the first paragraph of this Agreement.

“Most Recent Balance Sheet” shall mean the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.

“Most Recent Balance Sheet Date” shall mean November 30, 2010.

“Net Sales” shall mean, subject to any Combination Product Adjustment, the gross invoiced sales amount of an applicable Program Asset Product sold directly by the Surviving Corporation, Buyer, Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, or their respective Affiliates, to other Third Parties, including distributors and end-users, less the following items (“Net Sales Adjustments”) to the extent included in gross invoiced amounts or otherwise appropriately documented as applicable to such Program Asset Product and to the extent such items are customary under industry practices and actually given by the Surviving Corporation, Buyer, Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, or their respective Affiliates, as the case may be, and are applied to such Program Asset Product no more aggressively than its practices for its own other products:

(a)                                 credits or allowances granted upon returns, rejections or recalls (due to spoilage, damage, expiration of useful life or otherwise);

(b)                                 invoiced freight, postage, shipping and insurance, handling and other transportation costs actually incurred by seller;

(c)                                  credits or allowances actually granted and taken, including quantity, cash and other trade discounts;

(d)                                 taxes (including sales, value-added or excise taxes, but excluding withholding taxes, income taxes, and other general corporate taxes), tariffs, customs duties, surcharges and other governmental charges incurred in connection with the sale, transportation, delivery, use, exportation or importation of such Program Asset Product, that are incurred at time of sale or are directly related to the sale; and

(e)                                  discounts, refunds, rebates, charge backs, fees, credits or allowances (including amounts incurred in connection with government-mandated rebate and discount programs, Third Party rebates and charge backs, hospital buying group/group purchasing organization administration fees and managed care organization rebates), actually paid or incurred and which effectively reduce the selling price;

all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, which shall be in accordance with GAAP.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

For the avoidance of doubt, the transfer of any Program Asset Product between or among the Surviving Corporation, Buyer, Collaborator, a Buyer Strategic Partner, a Collaborator Strategic Partner, and their respective Affiliates shall not be considered a sale; in such cases, Net Sales shall be determined based on the gross invoiced sales made by the Surviving Corporation, Buyer, Collaborator, a Buyer Strategic Partner or a Collaborator Strategic Partner, or their respective Affiliates, as the case may be, to an independent Third Party, less the Net Sales Adjustments.

There shall be no double counting in determining the Net Sales Adjustments.

Net Sales shall not include distribution without consideration of reasonable quantities of Program Asset Products to a Third Party for bona fide compassionate use, clinical trials, promotional or humanitarian purposes including expanded access programs or charitable donations.

In the case of any sale of a Program Asset Product for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair value of consideration received.

Buyer agrees, on behalf of itself and the Surviving Corporation, Collaborator, Buyer Strategic Partners, Collaborator Strategic Partners, and their respective Affiliates, that if it prices a Program Asset Product in order to gain or maintain sales of other products, then for purposes of calculating the payments due hereunder, the Net Sales shall be adjusted for any discount which was given to a customer that was in excess of customary discounts for such Program Asset Product (or, in the absence of relevant data for such Program Asset Product, other similar products under similar market conditions) by reversing such excess discount.

“Notice of Third Party Claim” shall have the meaning set forth in Section 6.8(d).

“Objection Notice” shall have the meaning set forth in Section 1.11(b).

“Option” shall mean an option to purchase or acquire Common Shares.

“Order” shall mean any judgment, order, injunction, decree or writ any Governmental Entity.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Owned Proprietary Assets” means Proprietary Assets owned by the Company, including those Proprietary Assets listed on the Company Disclosure Schedule as owned by it.

“Party” or “Parties” shall mean Buyer, Merger Sub and the Company.

“Per Payment Set-Off Limit” shall have the meaning set forth in Section 6.7(a).

“Permits” shall mean all permits, licenses, qualifications, registrations, certificates, orders, approvals, franchises, authorizations, consents, variances, filings and similar rights issued

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Person” shall mean an individual, a partnership, a limited partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, an association, a trust, an unincorporated organization, and a Governmental Entity.

“Phase 1 Clinical Trial” shall mean a clinical trial as defined in 21 C.F.R. 312.21(a), as may be amended from time to time, or any foreign equivalent thereto.

“Phase 2 Clinical Trial” shall mean a clinical trial as defined in 21 C.F.R. 312.21(b), as may be amended from time to time, or any foreign equivalent thereto.

“Phase 3 Clinical Trial” shall mean a clinical trial as defined in 21 C.F.R. 312.21(c), as may be amended from time to time, or any foreign equivalent thereto.

“Post-Closing Program Asset Product Rights” shall have the meaning set forth in Section 8.4.

“Pre-Closing Periods” shall have the meaning set forth in Section 4.11(a).

“Preferred Shares” shall mean collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

“Preferred Stockholders” shall mean the holders of Preferred Shares immediately prior to the Effective Time.

“Prime Rate” shall have the meaning set forth in Section 1.11(c)(i).

“Program” shall have the meaning set forth in Section 2.9(g).

“Program Asset Patent Rights” shall mean individually or collectively, the Slx-2119 Patent Rights, the Slx-2101 Patent Rights, the Slx-4090 Patent Rights and/or Slx ROCK Patent Rights.

“Program Asset Product” shall mean any of the following:  (a) the Slx-2119 Product, (b) the Slx-2101 Product, (c) the Slx-4090 Product or (d) for all purposes other than Article VIII, the Slx ROCK Product.

“Program Asset Product Agreement” shall mean an assignment, license, sublicense or other agreement with a Sublicensee for development or commercialization of a Program Asset Product, and including all amendments to any such agreement.

“Program Asset Product Rights” shall have the meaning set forth in Section 8.4.

“Program Payments” shall have the meaning set forth in Section 1.12.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Proprietary Assets” means, with respect to any Person:  (a) all issued United States and foreign patents (including utility, model and design patents, supplementary protection certificates, certificates of invention and the like), all United States and foreign patent applications and patents issuing thereon (including applications for utility, model and design patents, supplementary protection certificates, certificates of invention and the like), and all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; (b) all tangible and intangible know-how, including, but not limited to, trade secrets, formulae, ideas, inventions and invention disclosures not subject to (a) above, discoveries, innovations, improvements, results, reports, information and data (including, but not limited to, all business and technical information, and information and data relating to research, development, analytical methods, processes, formulations and compositions), research summary data, research raw data, laboratory notebooks, procedures, proprietary technology and information, manufacturing and production processes and techniques, designs, drawings, specifications, blueprints, chemicals, biological material, biological activity information and data, crystal structure data, chemical activity modeling information and data, assays, non-clinical, pre-clinical and clinical data, pharmacology and toxicology information and data, chemical compounds, reagents, substrates, proteins, peptides, crystals, nucleic acids, vectors, promoters, host cells, recombinant cell lines, and the like owned or licensed to the Company; (c) all trademarks, service marks, trade dress, trade names, logos, commercial symbols, and corporate names, whether or not registered, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (d) all copyrightable works, whether or not registered, and all applications, registrations, and renewals in connection therewith; (e) all computer programs (including source code and object code) and computer software (including data and related documentation); (f) all Internet domain names, URLs and applications therefor; (g) all industrial designs and mask works and applications for registration for such industrial designs or mask works; (h) all other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions); and (i) all copies and tangible embodiments of the foregoing (in whatever form or medium, including, but not limited to, electronic media).

“Real Property Laws” shall have the meaning set forth in Section 2.11.

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.

“Registered Proprietary Assets” shall have the meaning set forth in Section 2.15(a).

“Regulatory Approval” shall mean any and all approvals, with respect to any jurisdiction, or authorizations of a Regulatory Authority, that are necessary for the commercial manufacture, distribution, use, marketing or sale of a pharmaceutical product or diagnostic assay in such jurisdiction.

“Regulatory Authority” shall mean, in respect of a particular country or jurisdiction, the Governmental Entity having responsibility for granting Regulatory Approvals in such country or jurisdiction.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Regulatory Exclusivity” shall mean, with respect to a Program Asset Product in a country, the ability to exclude Third Parties from manufacturing or commercializing a product that could compete with such Program Asset Product in such country, either through data exclusivity rights, orphan drug designation or other rights conferred by a Regulatory Authority in such country, other than through a patent.

“Reimbursable Operating Expenses” shall have the meaning set forth in Section 1.10.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Material of Environmental Concern.

“Representatives” shall have the meaning set forth in Section 4.8.

“Requisite Stockholder Approval” shall mean the adoption of this Agreement and the approval of the Merger by the holders of at least (i) a majority of the total number of votes which are entitled to be cast by the Company Stockholders and (ii) at least two-thirds of the total number of votes which are entitled to be cast by the Preferred Shares in accordance with the voting provisions set forth in Company Certificate of Incorporation.

“Return Notice” shall have the meaning set forth in Section 6.8(b).

“Security Interest” shall mean any mortgage, pledge, assessment, security interest, lease, encumbrance, encroachment, restriction on voting or transfer, adverse claim, easement, possessory rights, title and survey matters, options, charge or other lien (whether arising by contract or by operation of law), other than (a) such imperfections of title, easements, encumbrances or restrictions as are not material, individually or in the aggregate and do not render title unmarketable or (ii) materially affect the use, value, operation or enjoyment of the assets or Real Property Leases, (b) the security interests listed in Section 2.10 of the Disclosure Schedule, (c) mechanic’s, materialmen’s, workmen’s, warehousemen’s, repairmen’s and similar liens, in each case, for amounts not yet due, (d) liens for amounts arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (e) liens on goods in transit incurred pursuant to documentary letters of credit, d (f) security interests for taxes not yet due and payable and for which adequate reserves have been established, and (g) licenses entered into in the Ordinary Course of Business.

“Selected Accountant” shall have the meaning set forth in Section 1.11(b).

“Series A Preferred Shares” shall mean the shares of Series A Preferred Stock, $0.001 par value per share, of the Company.

“Series B Preferred Shares” shall mean the shares of Series B Preferred Stock, $0.001 par value per share, of the Company.

“Series C Preferred Shares” shall mean the shares of Series C Preferred Stock, $0.001 par value per share, of the Company.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Series C-1 Preferred Shares” shall mean the shares of Series C-1 Preferred Stock, $0.001 par value per share, of the Company.

“Series D Preferred Shares” shall mean the shares of Series D Preferred Stock, $0.001 par value per share, of the Company.

“Series E Preferred Shares” shall mean the shares of Series E Preferred Stock, $0.001 par value per share, of the Company.

“Set-Off Representations and Warranties” shall have the meaning set forth in the first paragraph of Article II.

“Set-Off Right” shall have the meaning set forth in Section 6.3.

“Set-Off Notice” shall have the meaning set forth in Section 6.3.

“Shortfall” shall have the meaning set forth in Section 1.11(c)(ii).

“Site” shall mean any real properties currently or previously owned, leased, operated or occupied by the Company.

“Slx-2119 Patent Rights” shall mean (a) those patents and patent applications (including provisional applications) on Exhibit B; (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to or claiming the priority date(s) of any of the foregoing; (d) rights derived from any of (a)-(c), including any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-inpart, re-examinations, renewals, revalidations, revivals, patents of addition and foreign counterparts thereof; and (e) all patents and patent applications claiming overlapping priority therefrom.

“Slx-2101 Patent Rights” shall mean (a) those patents and patent applications (including provisional applications) on Exhibit B; (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to or claiming the priority date(s) of any of the foregoing; (d) rights derived from any of (a)-(c), including any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-inpart, re-examinations, renewals, revalidations, revivals, patents of addition and foreign counterparts thereof; and (e) all patents and patent applications claiming overlapping priority therefrom.

“Slx-4090 Patent Rights” shall mean (a) those patents and patent applications (including provisional applications) on Exhibit B; (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to or claiming the priority date(s) of any of the foregoing; (d) rights derived from any of (a)-(c), including any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-inpart, re-examinations, renewals, revalidations, revivals, patents of addition and foreign

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

counterparts thereof; and (e) all patents and patent applications claiming overlapping priority therefrom.

“Slx ROCK Patent Rights” shall mean (a) those patents and patent applications (including provisional applications) licensed to PanOptica, Inc. for the field of Ophthalmology; any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to or claiming the priority date(s) of any of the foregoing; (d) rights derived from any of (a)-(c), including any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals, revalidations, revivals, patents of addition and foreign counterparts thereof; and (e) all patents and patent applications claiming overlapping priority therefrom.

“Slx-2119 Product” shall mean any pharmaceutical product that contains Slx-2119.

“Slx-2101 Product” shall mean any pharmaceutical product that contains Slx-2101.

“Slx-4090 Product” shall mean any pharmaceutical product that contains Slx-4090.

“Slx ROCK Product” shall mean any pharmaceutical product that contains a Rho-associated kinase compound licensed to PanOptica, Inc. for the field of Ophthalmology.

“Specified Liabilities” shall mean (a) accrued but unpaid Taxes, (b) Company Fees and Expenses and (c) such other liabilities as are included in Schedule 1.10.

“Stockholder Representative” shall have the meaning set forth in the first paragraph of this Agreement.

“Stockholder Representative Account” shall have the meaning set forth in Section 1.9(e).

“Stockholder Representative Fund” shall have the meaning set forth in Section 1.9(e).

“Straddle Periods” shall have the meaning set forth in Section 4.11(a).

“Sublicensee” shall mean, with respect to a particular Program Asset Product, a Third Party to whom the Surviving Corporation, Buyer, Collaborator, or their respective Affiliates, as the case may be, has assigned, or granted a license or sublicense under or an option to acquire or license or sublicense, any corresponding Program Asset Patent Rights owned by or licensed to such Person or otherwise granted the right to develop or commercialize such Program Asset Product, but excluding Collaborator, any Third Party acting solely as a distributor who does not otherwise need or obtain a license to develop, manufacture or commercialize such Program Asset Product, Affiliates of Buyer, Affiliates of Surviving Corporation, Affiliates of Collaborator, and any Buyer Strategic Partner, Collaborator Strategic Partner or their respective Affiliates.

“Sublicense Revenue” means the total gross proceeds, including without limitation any upfront fees, license fees, maintenance fees, royalties, or milestone payments, whether consisting of cash or any other forms of consideration and whether any rights other than Program Asset Patent Rights are granted, which aggregate gross proceeds are received by the Surviving

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Corporation, Buyer, Collaborator or their respective Affiliates from any Sublicensee in consideration of the assignment of, or grant of a license or sublicense under or of an option to acquire, license or sublicense, the relevant Program Asset Patent Rights or other grant of a right to develop or commercialize the corresponding Program Asset Product; provided, however, that if rights, other than the Program Asset Patent Rights and any other rights related to a Program Asset Product, are granted by any of the Surviving Corporation, Buyer, Collaborator, or their respective Affiliates to a Sublicensee, then Sublicense Revenue shall not include proceeds received by the Surviving Corporation, Buyer, Collaborator, or their respective Affiliates that are reasonably attributed to such other rights.  Notwithstanding the foregoing, Sublicense Revenue shall not include proceeds, reasonably attributed in such assignment, license, sublicense or other grant of rights to bona fide

(a)                                 debt financing at fair market value;

(b)                                 equity (and conditional equity, such as warrants, convertible debt and the like) investments in the Surviving Corporation, Buyer, Collaborator or their respective Affiliates at market value;

(c)                                  payments or reimbursements specifically committed to research and/or development (including Clinical Trials) to be conducted on a going forward basis by the Surviving Corporation, Buyer, Collaborator or their respective Affiliates with respect to the relevant Program Asset Product which is the subject of, and in connection with, such assignment, license, sublicense or other grant of rights at or below the lower of (i) commercially reasonable and standard rates and (ii) the fully-loaded costs of Buyer, Collaborator or their respective Affiliates, as applicable, to provide such service;

(d)                                 payments or reimbursement of any amounts used by Buyer, Surviving Corporation, Collaborator or any of their respective Affiliates for the purpose of making payments (including acquisition costs of such rights) to one or more Third Parties under any license, sublicense or similar right with such Third Parties to the extent Buyer, Surviving Corporation, Collaborator or any of their respective Affiliates, as the case may be, has determined, in its reasonable commercial judgment, that a license, sublicense or similar right to intellectual property rights or other proprietary rights of one or more Third Parties is necessary or desirable to enable such Sublicensee to make, have made, use, offer to sell, sell or import the relevant Program Asset Product which is the subject of such assignment, license, sublicense or other grant of rights without infringing, violating or otherwise conflicting with such intellectual property rights or other proprietary rights of such Third Parties; and

(e)                                  payments or reimbursements of any amounts incurred by Buyer, Surviving Corporation, Collaborator or their respective Affiliates as Damages that arise from a claim or assertion of a Third Party (excluding Collaborator or its Affiliates) that the manufacture, use, sale, offer for sale, or importation of the relevant Program Asset Product which is the subject of such assignment, license, sublicense or other grant of rights infringes, violates or otherwise conflicts with the intellectual property rights or other proprietary rights of the Third Party or that any of the Company Proprietary Assets relating to such Program Asset Product are invalid or unenforceable and in connection with proceedings in any court or administrative agency,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

judgments or orders of any court or administrative agency or any settlement of such claim or assertion with such Third Party.

“Subsidiary” shall mean any corporation, partnership, trust, limited liability company, joint venture or other non-corporate business enterprise in which the Company (or another Subsidiary) owns, directly or indirectly stock or other ownership interests representing (a) 50% or more of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive 50% or more of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” or “Taxes” shall mean all Federal, foreign, state, county, local, municipal and other taxes, assessments, duties and other charges in the nature of a tax, including, without limitation all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, escheat, abandoned property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including any liability therefor for a predecessor entity, or any liability incurred as a transferee or successor or by contract, or as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable law or as a result of any tax sharing or similar agreements, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Grant” shall have the meaning set forth in Section 2.9(g).

“Tax Return” or “Tax Returns” shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, required to be supplied to a Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Taxing Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

“Termination Fee” shall have the meaning set forth in Section 9.2(b).

“Third Party” shall mean any person or entity other than Buyer or its Affiliates.

“Third Party Claims” shall have the meaning set forth in Section 6.8(d).

“Third Party Licenses” shall mean all licenses, sublicenses, agreements, contracts, waivers, covenants not to sue, permissions, documents and other arrangements (whether written or oral) under which the Company has granted any Person the right to use or otherwise exploit any Company Proprietary Assets, including any unexpired material transfer agreements.

“Transfer Taxes” shall have the meaning set forth in Section 4.9.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Valid Claim” shall mean any claim in any (a) unexpired and issued patent that has not been disclaimed, revoked or held invalid by a final nonappealable decision of a court or other governmental agency of competent jurisdiction, or (b) patent application that has not lapsed, in the case of a provisional patent application, or been cancelled, withdrawn or abandoned without the possibility of revival, nor has been pending for more than seven (7) years from the earliest priority date claimed for such application.

“Warrant” shall mean each warrant or other contractual right to purchase or acquire Company Shares, provided that Options and Preferred Shares shall not be considered Warrants.

“Warrant Exercise Payments” shall mean all payments received by Buyer or the Surviving Corporation from and after the Closing in connection with the exercise of any Warrants assumed by Buyer in accordance with the provisions of Section 1.8(b).

ARTICLE XI
MISCELLANEOUS

11.1                        Press Releases and Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure at a reasonable time prior to making the disclosure).

11.2                        No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning payment of the Merger Consideration, and (b) the provisions of Article VI concerning indemnification are intended for the benefit of the Company Securityholders.

11.3                        Entire Agreement.  This Agreement (including the other documents referred to herein and therein) constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter; hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

11.4                        Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that Merger Sub may assign its rights, interests and obligations hereunder to an Affiliate of Buyer; provided, further that such assignment shall not relieve Merger Sub of its obligations hereunder.

11.5                        Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or .pdf signature.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11.6                        Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7                        Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:

Surface Logix, Inc.
50 Soldiers Field Place
Brighton, MA 02135
Facsimile:
Attention: Chief Executive Officer

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Facsimile: (617) 526-5000
Attention: David E. Redlick

If to Buyer or Merger Sub:

Nano Terra, Inc.
790 Memorial Drive, Suite 202
Cambridge, MA 02139
Facsimile: (617) 621-8501
Attention: Chief Operating Officer

with a copy to:

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue at Prudential Center
Boston, MA 02199
Facsimile: (617) 227-4420
Attention: James T. Barrett

If to Stockholder Representative:

Dion Madsen
Physic Ventures
200 California Street

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5th Floor
San Francisco, CA 94111
Facsimile: (415) 354-4915

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.8                        Disputes; Arbitration.  Except (a) for the right of either Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm and (b) as otherwise provided in Sections 1.10 and 11.12 and in Article VI, any controversy or claim arising out of or relating to this Agreement, including any controversy or claim that arose or the facts on which it is based occurred prior to or after the effective date of this Agreement, shall be settled by binding arbitration in Boston, Massachusetts and in accordance with the commercial arbitration rules of the AAA with one (1) arbitrator.  The Parties agree to act in good faith to mutually select any arbitrator.  The Parties agree that each party to the arbitration shall bear its own costs and expenses (including all attorneys’ fees and expenses, except to the extent otherwise required by applicable Law) and all costs and expenses of the arbitration proceeding (such as filing fees, the arbitrator’s fees, hearing expenses, etc.) shall be, unless otherwise provided in this Agreement, borne equally by both parties to such arbitration.  The Parties agree that the judgment, award or other determination of any arbitration under the AAA rules shall be final, conclusive and binding on all of the Parties and judgment may be entered thereon in any court having jurisdiction thereof.  Nothing in this section shall prohibit any Party from instituting litigation to enforce any final judgment, award or determination of the arbitration.

11.9                        Governing Law.  This Agreement (including the validity and applicability of the arbitration provisions of this Agreement, the conduct of any arbitration hereunder, the enforcement of any arbitral award made hereunder and any other questions of arbitration Law or procedure arising hereunder) shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

11.10                 Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the DGCL.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.  No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.11                 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

11.12                 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy available to them at Law or equity.

11.13                 Construction.

(a)                                 The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)                                 Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)                                  Any reference herein to “including” shall be interpreted as “including without limitation”.

(d)                                 Any reference to any Exhibit, Article, Section or paragraph shall be deemed to refer to an Exhibit, Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

(e)                                  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f)                                   The terms “hereof’, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g)                                  All accounting terms used and not defined herein have the respective meanings given to them under GAAP.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NANO TERRA, INC.

By:	/s/ Myer Berlow
Name:	Myer Berlow
Title:	Chief Executive Officer

NT ACQUISITION, INC.

By:	/s/ Myer Berlow
Name:	Myer Berlow
Title:	President

SURFACE LOGIX, INC.

By:	/s/ Keith Dionne
Name:	Keith Dionne
Title:	Chief Executive Officer

DION MADSEN

/s/ Dion Madsen

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing the Requisite Stockholder Approval.

/s/ Winston Henderson
Winston Henderson, Secretary

The undersigned, being the duly elected Secretary of Merger Sub, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of Merger Sub entitled to vote on this Agreement.

/s/ Eric Keller
Eric Keller, Secretary